CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
1.450% Senior Notes due 2017	$300,000,000	$38,640
3.875% Senior Notes due 2024	$700,000,000	$90,160

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	A registration fee of $128,800 is due for this offering.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-187047

Prospectus Supplement

(To Prospectus dated March 5, 2013)

Fidelity National Information Services, Inc.

$ 300,000,000 1.450% Senior Notes due 2017

$ 700,000,000 3.875% Senior Notes due 2024

We are offering $300,000,000 aggregate principal amount of 1.450% senior notes due 2017 (the “2017 notes”) and $700,000,000 aggregate principal amount of 3.875% senior notes due 2024 (the “2024 notes” and together with the 2017 notes, the “senior notes”). The 2017 notes will mature on June 5, 2017 and the 2024 notes will mature on June 5, 2024. We will pay interest on the senior notes on June 5 and December 5 of each year, beginning on December 5, 2014.

We may redeem the senior notes in whole or in part at any time at the redemption prices described in this prospectus supplement under the heading “Description of the senior notes—Optional redemption.” Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase the senior notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The senior notes will be our unsecured senior obligations and will rank equally with all our other unsecured senior indebtedness. The senior notes will be guaranteed on an unsecured and senior basis by each of our domestic wholly-owned subsidiaries that guarantees our obligations under our amended senior credit facility. The guarantees will rank equally with all other unsecured senior indebtedness of the guarantors.

The senior notes will not be listed on any securities exchange. Currently, there is no public market for the senior notes.

Investing in the senior notes involves risk. See “Risk factors” beginning on page S-11 of this prospectus supplement and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds to Us (Before Expenses)

Per 2017 note	99.909%	0.450%	99.459%
Total for 2017 notes	$299,727,000	$1,350,000	$298,377,000
Per 2024 note	99.622%	0.650%	98.972%
Total for 2024 notes	$697,354,000	$4,550,000	$692,804,000
Total	$997,081,000	$5,900,000	$991,181,000
(1)	Plus accrued interest, if any, from June 3, 2014, if settlement occurs after that date.

The underwriters expect to deliver the senior notes on or about June 3, 2014 through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking sociéte anonymé and Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan

HSBC	Mitsubishi UFJ Securities	RBS	Wells Fargo Securities

Co-Managers

Barclays	BNP PARIBAS	Credit Agricole CIB	PNC Capital Markets LLC

Regions Securities LLC	SunTrust Robinson Humphrey	US Bancorp

May 27, 2014

Prospectus supplement

Prospectus

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information provided by this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date on the front cover of the respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where you can find more information.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the senior notes in some jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting” in this prospectus supplement.

About this prospectus supplement

The terms “FIS,” “we,” “us,” and “our” refer to Fidelity National Information Services, Inc. and its subsidiaries, except with respect to the terms of the senior notes, including on the cover page, “The offering” and “Description of the senior notes” for which such terms refer to Fidelity National Information Services, Inc.

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in addition to the information described in the section of this prospectus supplement entitled “Where you can find more information.”

The registration statement that contains the accompanying prospectus (including the exhibits filed with and incorporated by reference in the registration statement) contains additional information about us and the senior notes offered under this prospectus supplement. That registration statement can be read at the SEC’s website or at the SEC’s Public Reference Room mentioned under the section of this prospectus supplement entitled “Where you can find more information.”

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Forward-looking statements

The statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, our future financial and operating results. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•

changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•

the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•

internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed elsewhere in this document and in our other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-

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looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from forward-looking statements contained in or incorporated into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering.

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Summary

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision.

Fidelity National Information Services, Inc.

We are a leading global provider of banking and payments technologies, complemented by strategic consulting services, professional services and outsourcing services. With a long history deeply rooted in the financial services industry and banking and payment technology solutions, we deliver services to more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Florida, we employ more than 38,000 employees worldwide and hold leadership positions in payment processing solutions and integrated banking solutions, providing outsourced solutions, software and services for technologies and processes that drive a financial institution’s operations. Through our Capco brand, we deliver globally a wide range of information technology consulting and transformational services to financial institutions. We topped the annual FinTech 100 list, a ranking of financial services industry technology providers, for the last three years and are a member of the Fortune 500 U.S. and of Standard and Poor’s (S&P) 500 Index®.

We have grown organically as well as through acquisitions, which have contributed critical applications and services that complement or enhance our existing offerings, diversifying our revenues by customer, geography and service offering. These acquired offerings include integrated consulting services, integrated core banking and payment solutions, mobile banking solutions, item processing services, card issuer services, risk management solutions, electronic loan amendment applications and services, electronic funds transfer (“EFT”) services, and prepaid/gift card processing for community banks, credit unions, and other financial institutions. These strategic acquisitions enabled us to broaden our available solution sets, scale our operations, develop our global consulting expertise, expand our customer base and strengthen our competitive position.

Operating segments

We report the results of our operations in four reporting segments: (1) Financial Solutions Group (“FSG”); (2) Payment Solutions Group (“PSG”); (3) International Solutions Group (“ISG”); and (4) Corporate and Other.

•

Financial solutions group—The focus of FSG is to provide comprehensive services and software to satisfy the technology, processing and outsourcing needs of our financial institution customers in North America. We service the core and related ancillary processing needs of North American banks, credit unions, automotive financial companies, commercial lenders, and independent community and savings institutions. We offer a broad selection of in-house and outsourced solutions to banking customers that span the range of asset sizes. FSG customers are typically committed under multi-year contracts that provide a stable, recurring revenue base and opportunities for cross-selling additional financial and payments offerings.

We employ several business models to provide our solutions to our customers. We typically deliver the highest value to our customers when we combine our software applications and deliver them in one of several types of outsourcing arrangements, including as an application service provider, via facilities management processing or via application management arrangements. We are also able to deliver individual applications through a software licensing arrangement. Based upon our expertise gained through the foregoing arrangements, some clients also retain us to manage their information technology operations which do not involve use of any of our proprietary software. We also provide strategic consulting services that help financial institutions define and manage their technology strategies and projects.

•

Payment solutions group—PSG provides a comprehensive set of services and software for the EFT, card processing, item processing, bill payment, and government payments processing needs of our customers in North America. PSG is focused on servicing the payment and EFT needs of North American headquartered banks and credit unions, commercial lenders, independent community and savings institutions and government institutions. PSG customers typically commit to multi-year contracts that provide recurring revenues based on underlying payment transaction volumes. The common goal of our offerings continues to be convenience and security for the consumer, coupled with value to the financial institution and merchant. In response to the expanding uses of mobile channels, we have delivered mobile payment solutions to our customers and continue to focus on this emerging market for our customers.

•

International solutions group—ISG provides local services to our customers in more than 100 countries around the world. The services delivered by us in these locations include many of the same financial and payments solutions we offer in North America. We provide core banking applications, channel solutions, card and merchant services, custodial services, item processing and check risk management solutions to financial institutions, card issuers and retailers.

•

Corporate and other—The Corporate and Other segment consists of the corporate overhead costs that are not allocated to operating segments. These include costs related to human resources, legal, risk management, information security, internal audit, finance and accounting and domestic sales and marketing, amortization of acquisition-related intangibles and other costs that are not considered when management evaluates operating segment performance.

Our customers include North American banks, credit unions, automotive financial companies, independent community and savings institutions, commercial lenders, government institutions, and other non-financial institutions in North America, as well as international (i.e., non-North American) banks and other financial institutions. Of our revenues in 2013, 29% was from large North American financial institutions (those with greater than $10 billion in assets), 39% was from North American financial institutions with less than $10 billion in assets, 21% was from ISG and the remaining 11% was principally from non-financial institutions in North America.

Competitive strengths

We believe that our competitive strengths include the following:

•	Brand—We have built a global brand known for innovation and thought leadership in the financial services sector.

•

Global reach, distribution and scale—Our worldwide presence, array of solution offerings, customer breadth, established infrastructure and employee depth enable us to leverage our client relationships and global scale to drive revenue growth and operating efficiency. We are a leader in the markets we serve, supported by a large, knowledgeable talent pool of employees around the world.

•

Extensive domain expertise and portfolio depth—We have a significant number and wide range of high-quality software applications and service offerings that have been developed over many years with substantial input from our customers. We use our industry and technology experience to tailor these applications and service offerings to provide our customers comprehensive business solutions. These solutions include a wide range of flexible service arrangements for the deployment and support of our software, from managed processing arrangements to traditional license and maintenance fee approaches, either at the customer’s site or at an FIS location. This broad solution set allows us to bundle tailored or integrated services to compete effectively. In addition, we are able to use the modular nature of our software applications and our ability to integrate many of our services with the services of others to provide customized solutions that respond to individualized customer needs. We understand the needs of our customers and have developed innovative solutions that can give them a competitive advantage and reduce their operating costs.

•

Excellent relationship with customers—A significant percentage of our business with our customers relates to core processing applications and services provided under multi-year, recurring contracts, and the nature of this relationship allows us to develop close partnerships with these customers. As the breadth of our service offerings has expanded, we have found that our access to key customer personnel has increased, presenting greater opportunities for cross-selling and for providing integrated, total solutions to our customers.

Strategy

Our mission is to deliver superior solutions and services to our customers, which we believe will result in sustained revenue and earnings growth. Our strategy to achieve this goal has been and continues to be built on the following pillars:

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Expand client relationships—The overall market we serve continues to gravitate beyond single-product purchases to multi-solution partnerships. As the market dynamics shift, we expect our clients to rely more on our multidimensional service offerings. Our solutions and processing expertise can produce meaningful value and cost savings for our clients through more efficient operating processes, improved service quality and convenience for our clients’ customers.

•

Buy, build or partner to add solutions to cross-sell—We continue to invest in growth through internal product development, as well as through product-focused or market-centric acquisitions and equity investments that complement and extend our existing capabilities, providing us with additional solutions to cross-sell. We also partner from time to time with other entities to provide comprehensive offerings to our customers. By investing in solution innovation and integration, we continue to expand our value proposition to clients.

•	Support our clients through transformation—Changing market dynamics, particularly in the areas of information security, regulation and innovation, are transforming the way our clients operate,

which is driving incremental demand for our solutions, consulting expertise, and services around intellectual property. As customers evaluate technology and business process changes, our depth of services capabilities enables us to become involved earlier in their planning and design process and assist them as they manage through these changes.

•

Continually improve to drive margin expansion—We strive to optimize our performance through investments in infrastructure enhancements, our workforce and other measures that are designed to create organic revenue and margin expansion.

•	Build global diversification—We continue to deploy resources in emerging global markets where we expect to achieve meaningful scale.

Recent developments

On May 5, 2014 we announced that our subsidiary, FIS Wealth Management Services, Inc., signed a definitive agreement to acquire Atlanta-based Reliance Financial Corporation, including its subsidiaries Reliance Trust Company, Reliance Trust Company of Delaware and Reliance Integrated Solutions LLC. The resulting combination will enable us to provide a full-service wealth management and retirement offering, encompassing technology, selective operational functions, full back-office operations outsourcing, and retirement trust and fiduciary services. Upon closing of the transaction, we will pay approximately $110.0 million in cash to acquire a 100 percent ownership interest in Reliance Financial Corporation. The transaction is subject to regulatory approvals and contractual closing conditions. We expect the transaction to close during the third quarter of 2014.

Corporate information

Fidelity National Information Services, Inc. is a Georgia corporation. Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number at that location is (904) 438-6000. Our website address is www.fisglobal.com. The contents of our website are not incorporated into this prospectus supplement or the accompanying prospectus.

The offering

The summary below describes the principal terms of the senior notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the senior notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contains a more detailed description of the terms and conditions of the senior notes.

Issuer	Fidelity National Information Services, Inc.

Securities Offered	$300,000,000 aggregate principal amount of 1.450% Senior Notes due 2017 (the “2017 notes”) and $700,000,000 aggregate principal amount of 3.875% Senior Notes due 2024 (the “2024 notes” and together with the 2017 notes, the “senior notes”).

Issue Price	2017 notes: 99.909% plus accrued interest, if any, from June 3, 2014.

2024 notes: 99.622% plus accrued interest, if any, from June 3, 2014.

Maturity Date	2017 notes: June 5, 2017.

2024 notes: June 5, 2024.

Interest Rate	The 2017 notes will bear interest from June 3, 2014, or from the most recent interest payment date to which interest has been paid, at the rate of 1.450% per annum.

The 2024 notes will bear interest from June 3, 2014, or from the most recent interest payment date to which interest has been paid, at the rate of 3.875% per annum.

Interest Payment Dates	June 5 and December 5 of each year, beginning on December 5, 2014.

Guarantors	The senior notes will be guaranteed on an unsecured and senior basis by each of our domestic wholly-owned subsidiaries that guarantees our obligations under our amended senior credit facility.

Ranking

The senior notes will be our general unsecured obligations and will (1) rank equally in right of payment with all of our existing and future unsecured senior debt, (2) be effectively junior to all of our existing and future secured debt to the extent of the value of the assets securing that secured debt, (3) be effectively junior to all of our non-guarantor subsidiaries’ existing and future debt and liabilities and (4) rank senior in right of payment to all of our future debt, if any, that is by its terms expressly subordinated to the senior notes. Each note guarantee is and will be a general unsecured obligation of each guarantor and will (1) rank equally in right of payment with all existing and future unsecured senior debt of such guarantor, (2) be effectively junior to all of such guarantor’s existing and future secured debt to the extent of the value of the assets securing that secured debt and (3) rank senior in right of payment to all existing and future debt of such guarantor, if any, that is by its terms expressly subordinated to such guarantor’s note guarantee.

Use of Proceeds	We expect the net proceeds from this offering to be approximately $988.2 million after deducting the underwriting discounts and commissions and our estimated offering expenses, as described in “Underwriting.” We intend to use the net proceeds from this offering to repay the entire outstanding principal amount of and accrued interest on our revolving credit facility, to repay up to $550.0 million of the outstanding principal amount of our Term Loan A-4 and for general corporate purposes. In addition, we intend to call for redemption the entire $500.0 million aggregate principal amount of our 7.875% senior notes due 2020, with such redemption intended to be effective on or about July 15, 2014. We expect to use additional borrowings under our revolving credit facility and any remaining net proceeds of this offering to fund the foregoing redemption. See “Underwriting (conflicts of interest)—Conflicts of interests.”

Redemption	The senior notes will be redeemable at our option in whole or in part, at any time and from time to time, at a redemption price equal to the greater of 100% of the principal amount to be redeemed and a make-whole amount calculated as described in this prospectus supplement, in each case plus accrued and unpaid interest to, but excluding, the date of redemption; provided no make-whole amount will be paid for redemptions on the 2024 notes during the three months prior to their maturity.

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), we must offer to purchase the senior notes at 101% of their principal amount, plus accrued and unpaid interest, if any, but excluding the date of the purchase. For more details, see the section “Description of the senior notes—Purchase of senior notes upon a Change of Control Triggering Event.”

Covenants	We will issue the senior notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture includes certain covenants, including limitations on our ability to:

•	create liens on certain of our assets;

•	enter into sale and lease-back transactions with respect to properties; and

•	merge or consolidate with another entity.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of the senior notes—Restrictive covenants.”

Listing	The senior notes are new issues of securities with no established trading market. The senior notes are not, and are not expected to be,

listed on any national securities exchange or included in any automated dealer quotation system.

Further Issuances	We may create and issue additional senior notes of either series ranking equally and ratably with the applicable series of senior notes offered by this prospectus supplement in all respects, so that such additional senior notes will be consolidated and form a single series with the applicable series of senior notes offered by this prospectus supplement.

Denominations	$2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The State of New York.

You should refer to the section entitled “Risk factors” beginning on page S-11 for an explanation of certain risks of investing in the senior notes.

Summary of historical financial and other data

The following table presents our summary historical financial and other data. The condensed consolidated statements of earnings data for the three months ended March 31, 2014 and 2013 and the condensed consolidated balance sheet data as of March 31, 2014 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. The condensed consolidated statement of earnings data for each of the fiscal years in the three-year period ended December 31, 2013 and the condensed consolidated balance sheet data as of December 31, 2013 and 2012 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. The interim consolidated financial information is not necessarily indicative of the results that may be obtained for a full year. The information set forth below should be read in conjunction with the consolidated financial statements and related notes and “Management’s discussion and analysis of financial condition and results of operations” included in our Annual Report on Form 10-K filed for the year ended December 31, 2013 (the “2013 Form 10-K”) and our quarterly report on Form 10-Q filed for the three months ended March 31, 2014, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Three months ended March 31,		Year ended December 31,
(in millions, except ratios)	2014	2013	2013	2012	2011

	(unaudited)

Statement of earnings data:
Processing and services revenues	$1,520.3	$1,478.0	$6,070.7	$5,807.6	$5,625.6
Cost of revenues	1,050.0	1,008.0	4,085.6	3,946.9	3,919.1

Gross profit	470.3	470.0	1,985.1	1,860.7	1,706.5
Selling, general and administrative expenses	186.6	194.9	920.7	781.5	647.9
Impairment charges	—	—	—	—	9.1

Operating income	283.7	275.1	1,064.4	1,079.2	1,049.5
Other (expense)	(41.6)	(46.6)	(239.4)	(248.0)	(322.5)

Earnings from continuing operations before income taxes	242.1	228.5	825.0	831.2	727.0
Provision for income taxes	80.6	75.2	309.2	270.9	232.4

Earnings from continuing operations, net of tax	161.5	153.3	515.8	560.3	494.6
Earnings (loss) from discontinued operations, net of tax(1)	(0.4)	(3.9)	1.9	(79.2)	(13.5)

Net earnings	161.1	149.4	517.7	481.1	481.1
Net (earnings) attributable to noncontrolling interest	(6.6)	(5.3)	(24.6)	(19.9)	(11.5)

Net earnings attributable to FIS common stockholders	$154.5	$144.1	$493.1	$461.2	$469.6

Other financial data (unaudited):
Ratio of earnings to fixed charges(2)	5.7x	4.8x	4.5x	4.0x	3.2x

(1)	Discontinued operations include the results of operations of our Healthcare Benefit Solutions business, the Brazil item processing and remittance services and of ClearPar, LLC.
(2)	In calculating the ratio of earnings to fixed charges, earnings are the sum of earnings from continuing operations before income taxes and equity in earnings (losses) of unconsolidated entities plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges include interest expense, capitalized interest and amortization of debt issue costs, as well as the imputed interest component of rental expense.

	As of March 31,	As of December 31,
(in millions)	2014	2013	2012

	(unaudited)
Balance sheet data:
Cash and cash equivalents	$737.7	$547.5	$517.6
Goodwill	8,500.0	8,500.0	8,381.5
Other intangible assets, net	1,288.0	1,339.3	1,576.2
Total assets	14,270.9	13,960.1	13,549.7
Total long-term debt	4,778.6	4,468.6	4,385.5
Total FIS stockholders’ equity	6,534.1	6,580.5	6,640.9
Noncontrolling interest	168.3	156.8	152.7
Total equity	6,702.4	6,737.3	6,793.6

Use of non-GAAP financial measures

Generally accepted accounting principles (“GAAP”) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. Set forth below is information about our Non-GAAP Operating Income and Adjusted EBITDA, which are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we have provided these non-GAAP financial measures because they are among the measures our management considers in evaluating our performance and because we believe they are useful to help investors better understand our performance, competitive position and prospects for the future.

Non-GAAP Operating Income excludes purchase price amortization and certain other costs. In addition to the adjustments to Non-GAAP Operating Income, Adjusted EBITDA excludes depreciation and amortization. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow and other measures prepared in accordance with GAAP. Further, our non-GAAP measures may be calculated differently from similarly titled measures of other companies.

We provide a reconciliation of Non-GAAP Operating Income and Adjusted EBITDA to our net earnings, which, in each case, is the most directly comparable GAAP financial measure.

GAAP to non-GAAP reconciliation

(unaudited)	Three months ended March 31,		Year ended December 31,
(in millions)	2014	2013	2013	2012

Net Earnings	$161.1	$149.4	$517.7	$481.1
Add: Loss (earnings) from discontinued operations, net of tax	0.4	3.9	(1.9)	79.2
Provision for income taxes	80.6	75.2	309.2	270.9
Total other expense	41.6	46.6	239.4	248.0

Operating income	283.7	275.1	1,064.4	1,079.2
Contract settlement(1)	9.0	—	—	—
Capco acquisition adjustments(2)	—	—	147.2	—
International restructuring charges(3)	—	—	9.1	—
Stock and other compensation charges(4)	—	—	—	43.2
Purchase price amortization(5)	54.9	60.3	233.1	241.3

Non-GAAP operating income	347.6	335.4	1,453.8	1,363.7
Depreciation and amortization, as adjusted(6)	97.7	92.9	381.5	381.5

Adjusted EBITDA	$445.3	$428.3	$1,835.3	$1,745.2

(1)	Represents a cash settlement received in 2014 for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, under GAAP, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(2)	This adjustment represents increases to the liability established at the acquisition of Capco for contingent payments based on expected operating performance in 2013 through 2015. This liability was increased $97.0 million in December 2013 as a result of amendments to the earn-out provisions based on management’s outlook and increased projections of Capco’s future results in light of its consistently improving performance. The amendments established a final agreed amount in total cash contingent consideration and number of shares in equity contingent consideration. The liability had previously been reduced by $22.3 million in 2011 and increased by $50.2 million in the second quarter of 2013 based on forecasts of achievement of targeted operating performance.

(3)	Severance and other charges related to cost management initiatives undertaken in certain international markets.

(4)	Represents charges for payments and accelerated vesting of stock option and restricted stock grants triggered by changes in responsibility or separation of certain of our executives.

(5)	Represents purchase price amortization expense on intangible assets acquired through various acquisitions.

(6)	Excludes depreciation and amortization included in other adjustments listed above.

Risk factors

Investment in the senior notes offered hereby will involve certain risks. You should read the risk factors set forth below, as well as those set forth in our 2013 Form 10-K, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and supplemented in documents subsequently filed by us with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. In consultation with your own financial and legal advisors, you should carefully consider the information included in this prospectus supplement and the accompanying prospectus, together with the other information they incorporate by reference, before deciding whether an investment in the senior notes offered hereby is suitable for you.

The covenants relating to the senior notes, our existing notes and our amended senior credit facility are limited and do not prohibit us from incurring additional debt or taking other actions that could negatively impact holders of the senior notes.

We may be able to incur substantially more debt in the future. The indenture governing the senior notes will not limit, and the indentures governing our existing notes do not currently limit, us or any of our subsidiaries from incurring debt or additional liabilities. Under certain circumstances, such debt may be secured without any requirement to also secure our obligations under the senior notes. Although the agreements governing our amended senior credit facility contain restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute debt under the terms thereof. Our revolving credit facility provides $2.0 billion of borrowing capacity. As of March 31, 2014, we had outstanding borrowings of approximately $443.0 million under it. To the extent new debt is added to our current levels, the ratings of and our ability to pay our obligations under the senior notes could be adversely affected.

There are no financial covenants in the indenture.

There are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described in this prospectus supplement under “Description of the senior notes—Purchase of senior notes upon a change of control triggering event” and “—Restrictive covenants— Consolidation, merger, sale of assets or other transactions.” In addition, the limitation on liens and limitation on sale and lease-back transactions covenants with respect to principal facilities contain exceptions that will allow us to create, grant or incur liens or security interests or enter into sale and lease-back transactions with respect to our facilities in a number of circumstances.

Our holding company structure may impact your ability to receive payment on the senior notes.

We are a holding company with no significant operations or material assets other than the capital stock of our subsidiaries. As a result, our ability to repay our indebtedness, including the senior notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, distribution, loan, debt repayment or otherwise. Unless they are guarantors of the senior notes, our subsidiaries do not have any obligation to pay amounts due on the senior notes or to make funds available for that purpose. In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the senior notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Further, while the guarantors will unconditionally guarantee the senior notes, such guarantees could be rendered unenforceable for the reasons described below in “—A court could void our subsidiaries’ guarantees of the senior notes under fraudulent transfer laws.”

Effective subordination of the senior notes and the guarantees to indebtedness of our existing and future non-guarantor subsidiaries and to the claims of secured creditors may reduce amounts available for payment of the senior notes and the guarantees.

The senior notes and the related guarantees will be effectively subordinated to the unsecured indebtedness and other liabilities of our subsidiaries that are not guarantors and of those guarantors whose guarantees of the senior notes are released or terminated. Except to the extent that we or a guarantor is a creditor with recognized claims against our other subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our other subsidiaries will have priority with respect to the assets of such subsidiaries over our and the guarantors’ claims (and therefore the claims of our creditors, including holders of the senior notes). As of March 31, 2014, our subsidiaries (other than the guarantors) had approximately $857.5 million of liabilities (including $96.3 million of deferred revenue) plus $262.4 million in intercompany liabilities that were owed to us or the guarantors. Further, other than to the extent contemplated under “Description of the senior notes—Restrictive covenants—Limitation on liens,” the senior notes will not be secured by any of our or our subsidiaries’ assets, and as a result, will be effectively subordinated to any secured debt that we or any of the guarantors may now have or may incur in the future, to the extent of the value of the assets securing such debt. As of March 31, 2014, the guarantors had approximately $16.4 million of secured indebtedness.

A court could void our subsidiaries’ guarantees of the senior notes under fraudulent transfer laws.

Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor. Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless.

The bankruptcy court might take these actions if it found, among other things, that when a subsidiary guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

•	such subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

•	such subsidiary guarantor:

•	was insolvent, or was rendered insolvent, by the incurrence of the guarantee;

•	was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

A bankruptcy court would likely find that a subsidiary guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the senior notes. A bankruptcy court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay or defraud creditors.

Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

If a court voided a guarantee, it could require that noteholders return any amounts previously paid under such guarantee. If any guarantee were voided, noteholders would retain their rights against us and any other subsidiary guarantors, although there is no assurance that those entities’ assets would be sufficient to pay the senior notes in full.

The guarantees will be released under certain circumstances.

On the issue date, the senior notes will be guaranteed by each of our domestic wholly-owned subsidiaries that is a a guarantor of obligations under our amended senior credit facility. Upon the occurrence of certain events, including if the obligations of any guarantor under such credit facility terminates or is released, such guarantor’s guarantee of the senior notes will also be released. See “Description of the senior notes—Guarantees.” In such event, the risks applicable to the senior notes with respect to our subsidiaries that are not guarantors upon consummation of the offering will also be applicable with respect to such guarantor.

Our foreign subsidiaries may become borrowers under our amended senior credit facility without guaranteeing the senior notes.

Under the terms of our existing senior credit facilities, we may designate foreign subsidiaries as borrowers, and such foreign subsidiaries would not be required to guarantee the senior notes. As of the time of this offering, each of our subsidiaries that is a guarantor under our amended senior credit facility is a domestic wholly-owned subsidiary, and will be a guarantor guaranteeing the senior notes. However, if a foreign subsidiary is designated as a borrower under our amended senior credit facility and borrows under such facility, the senior notes and the guarantees will be effectively subordinated to the claims of the lenders under the amended senior credit facility with respect to such borrowings and with respect to the assets of such foreign subsidiary.

The credit ratings assigned to the senior notes may not reflect all risks of an investment in the senior notes.

We expect that the senior notes will be rated by at least two nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the senior notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

We may not be able to repurchase the senior notes upon a Change of Control Triggering Event because we may not have sufficient funds. Upon a Change of Control Triggering Event, holders of the notes may require us to make an offer to purchase the senior notes for cash at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. Our failure to purchase such tendered senior notes upon the occurrence of such Change of Control Triggering Event would result in an Event of Default under the indenture governing the senior notes and a cross-default under the agreements governing certain of our other indebtedness which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If such a Change of Control Triggering Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness. In addition, you may not be able to require us to repurchase the senior notes under the change of control provisions in the indenture in the event of certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness, potentially resulting in a downgrade of our credit ratings, thereby negatively affecting the value of the senior notes), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “Change of Control Triggering Event” under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control Triggering Event” that would trigger our obligation to purchase the senior notes. Therefore, if an event occurs that does not constitute a “Change of Control Triggering Event,” we will not be required to make an offer to purchase the senior notes and you may be required to continue to hold your senior notes despite the event. See “Description of the senior notes—Purchase of senior notes upon a Change of Control Triggering Event.”

An active after-market for the senior notes may not develop.

The senior notes constitute a new issue of securities, for which there is no established trading market. We cannot assure you that an active after-market for the senior notes will develop or be sustained or that holders of the senior notes will be able to sell their notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the senior notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the senior notes. The senior notes are not listed and we do not plan to apply to list the senior notes on any securities exchange or to include them in any automated dealer quotation system.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the senior notes.

The market price for the senior notes depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the senior notes.

Use of proceeds

We expect the net proceeds from this offering to be approximately $988.2 million after deducting the underwriting discounts and commissions and our estimated offering expenses, as described in “Underwriting.” We intend to use the net proceeds from this offering to repay the entire outstanding principal amount of and accrued interest on our revolving credit facility, to repay up to $550.0 million of the outstanding principal amount of our Term Loan A-4 and for general corporate purposes. In addition, we intend to call for redemption the entire $500.0 million aggregate principal amount of our 7.875% senior notes due 2020, with such redemption intended to be effective on or about July 15, 2014. We expect to use additional borrowings under our revolving credit facility and any remaining proceeds of this offering to fund the foregoing redemption.

Certain of the underwriters and their affiliates currently serve as lenders and/or agents under our amended senior credit facility and our Term Loan A-4 and hold a portion of our 7.875% senior notes due 2020. Consequently, these underwriters and their affiliates will receive a portion of the net proceeds of this offering that are used to repay amounts outstanding under our revolving credit facility, our Term Loan A-4 and our 7.875% senior notes due 2020. See “Underwriting (conflicts of interest)—Conflicts of interest.”

As of March 31, 2014, the outstanding principal balance of our Term Loan A-4 was $1,862.5 million and the weighted average interest rate on the Term Loan A-4 was 1.40%. As of such date, the outstanding principal balance of our revolving credit facility was $443.0 million and the interest on our revolving credit facility was payable at LIBOR plus 1.25%. Both the Term Loan A-4 and the revolving credit facility mature on March 30, 2017.

Ratio of earnings to fixed charges

The following table sets forth our historical ratio of earnings to fixed charges:

	Three months ended March 31,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Ratio of earnings to fixed charges(1)	5.7x	4.8x	4.5x	4.0x	3.2x	3.6x	1.9x

(1)	In calculating the ratio of earnings to fixed charges, earnings are the sum of earnings from continuing operations before income taxes and equity in earnings (losses) of unconsolidated entities plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges include interest expense, capitalized interest and amortization of debt issue costs, as well as the imputed interest component of rental expense.

Capitalization

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2014 on an actual basis and on an as adjusted basis to give effect to this offering and the application of the net proceeds from this offering in the manner described in “Use of proceeds,” including the additional revolving credit facility borrowings expected to be made and the call premium expected to be paid in connection with the redemption of our 7.875% Senior Notes due 2020. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2014
(in millions)	Actual	As adjusted

Cash and cash equivalents	$737.7	$737.7

Long-term debt:
Term Loan A-4(1)	$1,862.5	$1,317.3
Revolving credit facility(2)	443.0	529.5
1.450% Senior Notes due 2017	—	300.0
2.000% Senior Notes due 2018	250.0	250.0
7.875% Senior Notes due 2020	500.0	—
5.000% Senior Notes due 2022	700.0	700.0
3.500% Senior Notes due 2023	1,000.0	1,000.0
3.875% Senior Notes due 2024	—	700.0
Other	23.1	23.1

Total long-term debt	$4,778.6	$4,819.9

Stockholders’ equity:
Common stock	3.9	3.9
Additional paid-in capital	7,271.5	7,271.5
Retained earnings	2,427.6	2,404.6
Accumulated other comprehensive earnings	3.2	3.2
Less: treasury stock	(3,172.1)	(3,172.1)

Total FIS stockholders’ equity	6,534.1	6,511.1
Noncontrolling interests in equity of consolidated subsidiaries	168.3	168.3

Total equity	$6,702.4	$6,679.4

Total capitalization	$11,481.0	$11,499.3

(1)	Interest on the Term Loans A-4 is generally payable at LIBOR plus an applicable margin of up to 2.00% based upon our corporate credit ratings and the ratings on our amended senior credit facility. As of March 31, 2014, the weighted average interest rate on our Term Loans A-4 was 1.40%.

(2)	Interest on our revolving credit facility is generally payable at LIBOR plus an applicable margin of up to 2.00% plus an unused commitment fee of up to 0.35%, each based upon the our corporate credit ratings and the ratings on our amended senior credit facility. As of March 31, 2014, the applicable margin on our revolving credit facility, excluding facility fees and unused commitment fees, was 1.25%. Our revolving credit facility provides $2.0 billion of borrowing capacity. As of March 31, 2014, we had outstanding borrowings of approximately $443.0 million under it.

Description of the senior notes

The following description of certain material terms of the senior notes offered hereby does not purport to be complete. This description supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth under “Description of debt securities” in the accompanying prospectus.

The 2017 notes and the 2024 notes will be issued as separate series of debt securities under an indenture dated as of April 15, 2013 (the “Base Indenture”), among us, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Base Indenture will be supplemented by a third supplemental indenture and a fourth supplemental indenture, each to be entered into concurrently with the delivery of the senior notes (such supplemental indentures, together with the base indenture, the “Indenture”). The following description is subject to, and is qualified in its entirety by reference to, the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement have the meanings given to them in the Indenture. As used in the following description, the terms “FIS,” “we,” “us” and “our” refer to Fidelity National Information Services, Inc. and not any of its subsidiaries, unless the context requires otherwise.

We urge you to read the Indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the senior notes. For information about how to obtain copies of the Indenture from us, see “Where you can find more information” in this prospectus supplement.

General

The 2017 notes will be initially limited to $300,000,000 aggregate principal amount and will mature on June 5, 2017. The 2024 notes will be initially limited to $700,000,000 aggregate principal amount and will mature on June 5, 2024. We may from time to time, without notice to, or the consent of, the holders of the applicable series of senior notes, increase the principal amount of the senior notes of that series, on the same terms and conditions (except for the issue date, the public offering price and, in some cases, the first interest payment date) as such series of senior notes being offered hereby, provided that if such additional senior notes will not be fungible with the previously issued senior notes of the applicable series for U.S. federal income tax purposes, such additional senior notes will have a separate CUSIP number. All senior notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The senior notes will be our senior unsecured obligations and will rank equally with all of our existing and future other senior unsecured indebtedness. The senior notes will be fully and unconditionally (subject to the release provisions described below) guaranteed, on a joint and several basis, by each of our domestic wholly-owned subsidiaries that guarantees our obligations under the Credit Agreement. The senior notes will be effectively subordinated to any secured indebtedness to the extent of the assets securing such indebtedness and will be structurally subordinated to the obligations (including trade accounts payable) and preferred equity of our non-guarantor subsidiaries. At March 31, 2014, we had outstanding, on a consolidated basis, approximately $4.756 billion of unsecured senior indebtedness and approximately $31.2 million of secured indebtedness, and our non-guarantor subsidiaries had outstanding approximately

$857.5 million of liabilities (including trade accounts payable) and no preferred equity. As of March 31, 2014, our non-guarantor subsidiaries held approximately 27.4% of our consolidated assets. For the year ended December 31, 2013, the non-guarantor subsidiaries generated approximately 22.9% and 10.9 % of our consolidated total revenues and operating income, respectively. See “Risk factors—Effective subordination of the senior notes and the guarantees to indebtedness of our existing and future non-guarantor subsidiaries and to the claims of secured creditors may reduce amounts available for payment of the senior notes and the guarantees.”

The Indenture does not contain any covenants or provisions that would afford the holders of the senior notes protection in the event of a highly leveraged or other transaction that is not in the best interests of senior noteholders, except to the limited extent described below under “—Purchase of senior notes upon a Change of Control Triggering Event” and “—Restrictive covenants.”

Guarantees

The senior notes will be guaranteed, on a joint and several basis, by each of our domestic wholly-owned subsidiaries that guarantees our obligations under the Credit Agreement (each, a “Subsidiary Guarantor”). These guarantees will be senior unsecured obligations of each Subsidiary Guarantor and will rank equal with all existing and future senior unsecured indebtedness of such Subsidiary Guarantor and senior to all subordinated indebtedness of such Subsidiary Guarantor. The guarantees will be effectively subordinated to any secured indebtedness of such Subsidiary Guarantor to the extent of the assets securing such indebtedness. The guarantees will be full and unconditional, provided that the obligations of a Subsidiary Guarantor under its applicable guarantee will be limited as necessary to prevent the guarantees from constituting a fraudulent conveyance or fraudulent transfer under federal or state law. By virtue of this limitation, a Subsidiary Guarantor’s obligations under its guarantee could be significantly less than amounts payable with respect to the senior notes, or a Subsidiary Guarantor may have effectively no obligation under its guarantee. See “Risk factors—A court could void our subsidiaries’ guarantees of the senior notes under fraudulent transfer laws.”

As of March 31, 2014, the Subsidiary Guarantors had approximately $16.4 million of secured indebtedness, and our non-guarantor subsidiaries had approximately $857.5 million of liabilities outstanding (including trade accounts payable) and no preferred equity. We will cause each new wholly-owned domestic subsidiary of ours that incurs any Debt under our Credit Facilities to become an additional Subsidiary Guarantor of the senior notes on the terms set forth above.

The guarantee of a Subsidiary Guarantor with respect to the senior notes will terminate and be discharged and of no further force and effect and the applicable Subsidiary Guarantor will be automatically and unconditionally released from all of its obligations thereunder:

1.	concurrently with any direct or indirect sale or other disposition (including by way of consolidation, merger or otherwise) of the Subsidiary Guarantor or the sale or disposition (including by way of consolidation, merger or otherwise) of all or substantially all the assets of the Subsidiary Guarantor (other than to FIS or any of its subsidiaries);

2.	at any time that such Subsidiary Guarantor is released from all of its obligations (other than contingent indemnification obligations that may survive such release) under all of its guarantees of all Debt of FIS under the Credit Facilities except a discharge by or as a result of payment under such guarantee;

3.	upon the merger or consolidation of any Subsidiary Guarantor with and into FIS or any Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following or contemporaneously with the transfer of all of its assets to FIS or any Subsidiary Guarantor;

4.	for the applicable series of senior notes, upon the defeasance or discharge of such series of senior notes, as provided in the Indenture, or upon satisfaction and discharge of the Indenture; or

5.	for the applicable series of senior notes, upon the prior consent of the holders of such series of senior notes then outstanding.

Principal and interest

The 2017 notes will mature on June 5, 2017, unless we redeem or purchase the 2017 notes prior to that date, as described below under “—Optional redemption” and “—Purchase of senior notes upon a Change of Control Triggering Event.” Interest on the 2017 notes will accrue at the rate of 1.450% per year and will be paid on the basis of a 360-day year of twelve 30-day months.

The 2024 notes will mature on June 5, 2024, unless we redeem or purchase the 2024 notes prior to that date, as described below under “—Optional redemption” and “—Purchase of senior notes upon a Change of Control Triggering Event.” Interest on the 2024 notes will accrue at the rate of 3.875% per year and will be paid on the basis of a 360-day year of twelve 30-day months.

We will pay interest on each series of senior notes semi-annually in arrears on June 5 and December 5 of each year, beginning on December 5, 2014, to the holder in whose name each such senior note is registered on the May 15 or November 15 preceding the applicable interest payment date, whether or not such day is a business day.

Amounts due on the stated maturity date or earlier redemption date of each series of senior notes will be payable at the corporate trust office of the Trustee. We may make payment of interest on an interest payment date in respect of each series of senior notes in certificated form by check mailed to the address of the person entitled to the payment as it appears in the security register or by transfer to an account maintained by the payee with a bank located in the United States, provided that the Paying Agent shall have received the relevant wire transfer information by the related record date. We will make payments of principal, premium, if any, and interest in respect of senior notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in each series of senior notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time.

Neither we nor the Trustee will impose any service charge for any transfer or exchange of a senior note. However, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of senior notes.

If any interest payment date, stated maturity date or earlier redemption or purchase date falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, the stated maturity date or earlier redemption or purchase date, as the case may be, to the next business day. The term “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

Optional redemption

We may, at our option, redeem either series of senior notes, in whole or in part, at any time prior to the maturity date in the case of the 2017 notes and prior to March 5, 2024 (three months prior to the maturity date of the 2024 notes) in the case of the 2024 notes, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of any senior notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes being redeemed, not including accrued and unpaid interest, if any, to the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points with respect to the 2017 notes and 25 basis points with respect to the 2024 notes, plus, in each case, accrued and unpaid interest, if any, on the senior notes being redeemed to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on any interest payment date that is on or prior to the redemption date).

On or after March 5, 2024, we may, at our option, redeem the 2024 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2024 notes being redeemed, plus accrued and unpaid interest, if any, on the 2024 notes being redeemed to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on any interest payment date that is on or prior to the redemption date).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of senior notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such senior notes.

“Comparable Treasury Price” of a Comparable Treasury Issue means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the arithmetic average of such Reference Treasury Dealer Quotations; or

•	if we obtain only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers or its successor selected by us or, if it is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective successors) and one other primary U.S. government securities dealer selected by Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, a “Primary

Treasury Dealer”). If any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer in its place.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us (or the Independent Investment Banker), of the bid and asked prices for the Comparable Treasury Issue for the applicable series of senior notes, expressed in each case as a percentage of its principal amount, quoted in writing by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the relevant series of senior notes, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of the senior notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.

We will give written notice of any redemption of the senior notes to holders of the senior notes to be redeemed at their addresses, as shown in the security register for the affected notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the aggregate principal amount of the applicable series of senior notes to be redeemed, the redemption date and the redemption price.

If we choose to redeem less than all of the senior notes of a series, then we will notify the Trustee at least 60 days before the redemption date, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the senior notes to be redeemed and the redemption date. The Trustee will select, in the manner it deems fair and appropriate, the senior notes to be redeemed in part; provided, that with respect to senior notes issued in global form, beneficial interests therein shall be selected for redemption by DTC in accordance with its standard procedures. See also “—Book-entry delivery and form” below.

If we have given notice as provided in the Indenture and made funds irrevocably available for the redemption of the senior notes called for redemption on the redemption date referred to in that notice, then those senior notes will cease to bear interest on that redemption date and the only remaining right of the holders of those senior notes will be to receive payment of the redemption price.

The senior notes will not be subject to, or have the benefit of, a sinking fund.

Purchase of senior notes upon a change of control triggering event

If a Change of Control Triggering Event occurs with respect to a series of senior notes, holders of such senior notes will have the right to require us to purchase all or any part of their senior notes of the applicable series pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in such senior notes (provided that with respect to senior notes of the applicable series submitted for purchase in part, the remaining portion of such senior notes is in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the senior notes purchased plus accrued and unpaid interest, if any, on the senior notes purchased, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to a series of senior notes, we will be required to mail a notice to the holders of such senior notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to purchase such senior notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by such senior notes and described in such notice. The notice will, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the senior notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the senior notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the senior notes by virtue of such conflicts. On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all senior notes or portions of senior notes of the applicable series properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all senior notes or portions of senior notes of the applicable series properly tendered; and

•

deliver or cause to be delivered to the Trustee the senior notes of the applicable series properly accepted together with an officers’ certificate stating the aggregate principal amount of senior notes or portions of senior notes of the applicable series being purchased.

The paying agent will promptly mail to each holder of senior notes properly tendered the purchase price for the senior notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new senior note equal in principal amount to any unpurchased portion of any senior notes surrendered; provided that each new senior note will be in a principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to purchase any senior notes upon a Change of Control Triggering Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all senior notes of the applicable series properly tendered and not withdrawn under its offer; or (2) prior to the occurrence of the related Change of Control Triggering Event, we have given written notice of a redemption of the senior notes of the applicable series to the holders thereof as provided under “—Optional redemption” above, unless we have failed to pay the redemption price on the redemption date.

For purposes of the foregoing discussion of a purchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means, with respect to a series of senior notes, the rating on such senior notes is lowered by each of the Rating Agencies and such senior notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such senior notes is under publicly announced consideration for possible downgrade by any Rating Agency).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of FIS and our subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for the liquidation or dissolution of FIS (whether or not otherwise in compliance with the provisions of the Indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; (4) FIS consolidates or merges with or into any entity, pursuant to a transaction in which any of the outstanding voting stock of FIS or such other entity is converted into or exchanged for cash, securities or other property (except when voting stock of FIS constitutes, or is converted into, or exchanged for, at least a majority of the voting stock of the surviving person); or (5) the first day on which a majority of the members of our board of directors are not Continuing Directors.

“Change of Control Triggering Event” means, with respect to a series of senior notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to such series.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the senior notes; or (2) was nominated for election or elected to our board of directors with the approval of at least a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, respectively.

“Moody’s” means Moody’s Investors Service, Inc.

“Ratings Agencies” means each of Fitch, Moody’s and S&P, so long as such entity makes a rating of the applicable series of senior notes publicly available; provided, however, if any of Fitch, Moody’s or S&P ceases to rate the applicable series of senior notes or fails to make a rating of such senior notes publicly available for reasons outside of the control of FIS, FIS shall be allowed to designate a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) under the Exchange Act (as certified by a resolution of the board of directors of FIS) as a replacement agency for the agency that ceased to make such a rating publicly available. For the avoidance of doubt, failure by FIS to pay rating agency fees to make a rating of the senior notes shall not be a “reason outside of the control of FIS” for the purposes of the preceding sentence.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties and assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior notes to require us to purchase its senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties and assets of us and our subsidiaries taken as a whole to another person or group may be uncertain.

Restrictive covenants

Limitation on liens

We shall not, and shall not permit any of our subsidiaries to, create or assume any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance (“lien”) on any Principal Facility, or upon any stock or Debt of any of our subsidiaries, to secure Debt unless the senior notes then outstanding are, for so long as such Debt is so secured, secured by such lien equally and ratably with (or prior to) such Debt. However, this requirement does not apply to:

1.	liens existing on the date of the Indenture;

2.	any lien for taxes or assessments or other governmental charges or levies not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on us and our subsidiaries taken as a whole;

3.	any warehousemen’s, materialmen’s, landlord’s or other similar liens arising by law for sums not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on us and our subsidiaries taken as a whole;

4.

survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or liens incidental to the conduct of the business of such person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of FIS and its subsidiaries taken as a whole or materially impair the operation of the business of FIS and its subsidiaries taken as a whole;

5.	pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety, stay, customs, appeals, or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations incurred in the normal course of business consistent with industry practice (including, without limitation, those to secure health, safety and environmental obligations); (iii) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Internal Revenue Code in connection with a “plan” (as defined in ERISA); or (iv) arising in connection with any attachment unless such liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

6.	liens on property or assets of a person existing at the time such person is acquired or merged with or into or consolidated with us or with a subsidiary, or becomes a subsidiary (and not created or incurred in anticipation of such transaction), provided that such liens are not extended to our property and assets or the property and assets of our subsidiaries, other than the property or assets acquired;

7.	liens securing Debt of a subsidiary owed to and held by us or by our subsidiaries;

8.	liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by liens referred to in clauses (1), (6), (10) and (11) hereof; provided that such liens do not extend to any other property or assets (other than improvements, accessions, or proceeds in respect thereof) and the principal amount of the obligations secured by such liens is not increased;

9.	liens upon specific items of inventory or other goods and proceeds of any person securing such person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

10.	liens securing Debt incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such person; provided, however, that the lien may not extend to any other property owned by such person at the time the lien is incurred (other than assets and property affixed or appurtenant thereto and proceeds thereof), and the Debt (other than any interest thereon) secured by the lien may not be incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the lien;

11.	liens on property or assets existing at the time of the acquisition thereof;

12.	liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to our pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business or (C) relating to purchase orders and other agreements entered into with our customers in the ordinary course of business and (ii) (W) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (X) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (Y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (Z) of financial institutions funding the Vault Cash Operations in the cash provided by such institutions for such Vault Cash Operations;

13.	liens pursuant to the terms and conditions of any contracts between us or any subsidiary and the U.S. government;

14.	liens arising in connection with the Cash Management Practices;

15.	Settlement Liens; and

16.	liens not otherwise permitted under the Indenture securing Debt in an aggregate principal amount that, together with the aggregate Attributable Value of property involved in sale and leaseback transactions permitted by clause (i) of “Limitation on sale leaseback transactions” below and all other Debt then secured by liens permitted only pursuant to this clause (16), does not exceed 10% of our consolidated net worth.

Each lien, if any, granted, pursuant to the provisions described above, to secure the senior notes shall automatically and unconditionally be deemed to be released and discharged upon the release and discharge of the lien whose existence caused the senior notes to be required to be so secured. For purposes of determining compliance with this covenant, any lien need not be permitted solely by reference to one category of permitted liens but may be permitted in part by one provision and in part by one or more other provisions. In the event that a lien securing Debt or any portion thereof meets the criteria of more than one such provision, we shall divide and classify and may later re-divide and reclassify such lien in our sole discretion.

Limitation on sale leaseback transactions

We may not sell or transfer, and will not permit any subsidiary to sell or transfer (except to us or one or more subsidiaries, or both), any Principal Facility owned by FIS or any of its subsidiaries with the intention of taking back a lease on such facility longer than 36 months, unless (1) the sum of the aggregate Attributable Value of the property involved in sale and leaseback transactions not otherwise permitted plus the aggregate principal amount of Debt secured by all liens permitted only by clause (16) of “Limitation on liens” above does not exceed 10% of our consolidated net worth; or (2) within 270 days after such sale or transfer, we apply an amount equal to the greater of the net proceeds of the sale or the fair market value of the property sold to the purchase of real property or the retirement of senior notes or other long-term Debt of us or our subsidiaries, other than any such Debt that is expressly subordinated to the senior notes.

Consolidation, merger, sale of assets and other transactions

We may not, in any transaction or series of related transactions, consolidate or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of FIS and its subsidiaries, taken as a whole, to, any person unless:

1.	the person formed by or surviving any such consolidation or merger (if other than FIS), or which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our assets, is a corporation, limited partnership, limited liability company or similar entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and, if such entity is not a corporation, a co-obligor of the senior notes is a corporation organized or existing under any such laws;

2.	the person formed by or surviving any such consolidation or merger (if other than FIS), or which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our assets, expressly assumes by supplemental indenture, in a form satisfactory to the Trustee, the due and punctual payment of all amounts due in respect of the principal of and premium, if any, and interest on the senior notes and the performance of all of our obligations under the senior notes and the Indenture; and

3.	immediately after giving effect to the transaction no Event of Default or event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

We shall deliver to the Trustee prior to the proposed transaction an officers’ certificate and an opinion of counsel each stating that the proposed transaction and such supplemental indenture comply with the Indenture and that all conditions precedent to the consummation of the transaction under the Indenture have been met.

If we consolidate or merge with or into any other corporation, limited partnership, limited liability company or similar entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us under the Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor corporation may exercise our rights and powers under the Indenture, in our name or its own name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the Indenture and under the senior notes.

Definitions

Set forth below is a summary of certain of the defined terms used in the foregoing provisions. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used above for which no definition is provided.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, Fidelity National Financial, Inc., Black Knight

InfoServ, LLC (formerly known as Lender Processing Services, Inc.), and each of their respective subsidiaries, shall not be deemed to be Affiliates of FIS or any of its subsidiaries solely due to overlapping officers or directors.

“Attributable Value” in respect of any sale and leaseback transaction means, as of the time of determination, the lesser of (1) the sale price of the Principal Facility involved in such transaction multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such sale and leaseback transaction and the denominator of which is the base term of such lease and (2) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease involved in such transaction (including any period for which the lease has been extended).

“Cash Management Practices” means the cash, Eligible Cash Equivalents, and short-term investment management practices of FIS and its subsidiaries as approved by our board of directors or chief financial officer from time to time, including Debt of us or any of our subsidiaries having a maturity of 92 days or less representing the borrowings from any financial institution with which we or any of our subsidiaries has a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash, Eligible Cash Equivalents and other short-term investments purchased by us or any of our subsidiaries with the proceeds of such borrowings.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of April 23, 2013 among FIS, the guarantors thereunder, J.P. Morgan Chase Bank, N.A., as administrative agent, and various financial institutions and other persons from time to time parties thereto, as amended, supplemented, or modified from time to time.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means, in respect of any person, (1) all indebtedness in respect of borrowed money, (2) all obligations of such person evidenced by bonds, notes, debentures or similar instruments and (3) the indebtedness of any other persons of the foregoing types to the extent guaranteed by such person; but only, for each of clauses (1) through (3), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person prepared in accordance with GAAP (but not including contingent liabilities which appear only in a footnote to a balance sheet).

“Eligible Bank” means a bank or trust company (1) that is organized and existing under the laws of the United States or Canada, or any state, territory, province or possession thereof and (2) the senior Debt of which is rated at least “A3” by Moody’s or at least “A-” by S&P.

“Eligible Cash Equivalents” means any of the following: (1) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (2) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such investments have a maturity date not more than two years after the date of acquisition and that the average life of all such investments is one year or less from the respective dates of acquisition; (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above or clause (4) below entered into with any Eligible Bank or securities dealers of recognized national standing; (4) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement) and, at the time of acquisition, have a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A—”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (5) commercial paper of any person other than an Affiliate of FIS and other than structured investment vehicles, provided that such investments have a rating of at least A-2 or P-2 from either S&P or Moody’s and mature within 180 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (6) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (7) money market funds (and shares of investment companies that are registered under the Investment Company Act of 1940) substantially all of the assets of which comprise investments of the types described in clauses (1) through (6); (8) United States dollars, or money in other currencies received in the ordinary course of business; (9) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (10) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that such investments will not be considered Eligible Cash Equivalents to the extent that the aggregate amount of investments by us and our subsidiaries in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s exceeds 20% of the aggregate amount of investments in fixed maturity securities by us and our subsidiaries; and (11) instruments equivalent to those referred to in clauses (1) through (6) above or funds equivalent to those referred to in clause (7) above denominated in Euros or any other foreign currency customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by FIS or any of its subsidiaries, all as determined in good faith by FIS.

“Principal Facility” means the real property, fixtures, machinery and equipment relating to any facility owned by us or any subsidiary, except for any facility that, in the opinion of our board of directors, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“Settlement” means the transfer of cash or other property with respect to any credit, charge or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a person in consideration for a Settlement made or arranged, or to be made or arranged, by such person or an Affiliate of such person.

“Settlement Debt” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any lien relating to any Settlement or Settlement Debt (and may include, for the avoidance of doubt, the grant of a lien in or other assignment of a Settlement

Asset in consideration of a Settlement Payment, liens securing intraday and overnight overdraft and automated clearing house exposure, and similar liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such person.

“Vault Cash Operations” means the vault cash or other arrangements pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by us or our subsidiaries at customer locations.

Events of default, notice and waiver

The following shall constitute “Events of Default” under the Indenture with respect to the senior notes of a particular series:

1.	default in the payment of any interest on the senior notes of such series when due and payable and continuance of such default for a period of 30 days;

2.	default in the payment of any principal of or premium, if any, on the senior notes of such series when due (whether at stated maturity, upon redemption, purchase at the option of the holder or otherwise);

3.	default in the performance, or breach, of any covenant or warranty with respect to the senior notes of such series (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in clauses (1), (2) or (4) through (6) or a covenant or warranty which is solely for the benefit of another series of securities), and the continuance of such default or breach for a period of 60 days after there has been given written notice of such default or breach (which notice shall, among other things, state that such notice is a “Notice of Default” under the Indenture) to us (by registered or certified mail) by the Trustee or to us and the Trustee (in each case by registered or certified mail) by holders of at least 25% in aggregate principal amount of the outstanding senior notes of such series;

4.	default in the payment by us, when due (after the expiration of any applicable grace period thereto), of an aggregate principal amount of Debt in respect of borrowed money (other than the senior notes) exceeding $300.0 million, or default which results in such Debt (other than the senior notes) in an aggregate principal amount exceeding $300.0 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or such Debt having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such Debt, within 15 days after receipt of written notice of such default or breach (which notice shall state that such notice is a “Notice of Default” under the Indenture) to us (by registered or certified mail) by the Trustee or to us and the Trustee (in each case by registered or certified mail) by holders of at least 25% in aggregate principal amount of the outstanding senior notes of such series;

5.	certain events of bankruptcy, insolvency or reorganization of FIS; and

6.	the denial or disaffirmance by any Subsidiary Guarantor of such Subsidiary Guarantor’s obligations under its guarantee of the senior notes of such series, or the holding of any such guarantee as being unenforceable or invalid in any judicial proceeding, or any such guarantee ceasing to be in full force and effect, except as permitted under the Indenture.

If an Event of Default with respect to the senior notes of a particular series occurs and is continuing, other than an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of FIS, then the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior notes of such series may declare, by written notice to us (and if given by the holders, to the Trustee), the principal of and accrued interest, if any, on all the senior notes of such series to be due and payable immediately; provided that, after such a declaration of acceleration, the holders of a majority in aggregate principal amount of the senior notes of such series may, by written notice to the Trustee, rescind or annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of or interest, if any, on the senior notes of such series, have been cured or waived as provided in the Indenture. An Event of Default arising from certain events of bankruptcy, insolvency or reorganization of FIS shall cause the principal of and accrued interest, if any, on all the senior notes of each series to be due and payable immediately without any declaration or other act by the Trustee, the holders of either series of senior notes or any other party.

The holders of a majority in aggregate principal amount of the outstanding senior notes of a particular series, by written notice to the Trustee, may waive any past default or event of default with respect to the senior notes of such series except (1) a default or event of default in the payment of the principal of, or premium, if any, or interest on, the senior notes of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of each holder of senior notes of such series affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured.

The Trustee is not required to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the senior notes of either series, unless the holders have offered the Trustee security or indemnity satisfactory to the Trustee. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding senior notes of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the senior notes of such series.

No holder of any senior note of either series may institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy unless (1) the holder has given to the Trustee written notice of a continuing Event of Default with respect to the senior notes of such series, (2) the holders of at least 25% in aggregate principal amount of the outstanding senior notes of such series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (3) the holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in pursuing the remedy, (4) the Trustee has failed to institute any such proceedings for 60 days after its receipt of such request, and (5) during such 60 day period, the holders of a majority in aggregate principal amount of the outstanding senior notes of such series have not given to the Trustee a direction inconsistent with such written request. Such limitations do not apply, however, to a suit instituted by a holder of any senior note of either series directly (as opposed to through the Trustee) for enforcement of payment of principal of, and premium, if any, or interest on such senior note on or after the respective due dates expressed or provided for therein.

Each year, we will either certify to the Trustee that we are not in default of any of our obligations under the Indenture or we will notify the Trustee of any default that exists under the Indenture. We are not otherwise required to deliver to the Trustee notice of the occurrence of any default or Event of Default.

Discharge, defeasance and covenant defeasance

The provisions described in “Description of debt securities—Discharge, defeasance and covenant defeasance” in the accompanying prospectus are applicable to the senior notes. If we effect covenant defeasance with respect to the senior notes as described in the accompanying prospectus, then the covenants described above under “—Restrictive covenants” and “— Purchase of senior notes upon a Change of Control Triggering Event” will cease to be applicable to the senior notes.

Modification of the indenture

Under the Indenture, we, our Subsidiary Guarantors and the Trustee, at any time and from time to time, may enter into supplemental indentures without the consent of any holders of the senior notes of a particular series to:

•

evidence the succession of another person to FIS or any Subsidiary Guarantor and the assumption by any such successor of the covenants of FIS or of such Subsidiary Guarantor in the Indenture and in the senior notes of such series; or

•

add to the covenants of FIS or of any Subsidiary Guarantor for the benefit of the holders of the senior notes of such series or surrender any right or power conferred upon FIS or such Subsidiary Guarantor in the Indenture or in the senior notes of such series; or

•	add any additional Events of Default with respect to the senior notes of such series; or

•

add to or change any of the provisions of the Indenture to such extent as shall be necessary to facilitate the issuance of bearer securities or to facilitate the issuance of senior notes of such series in global form; or

•

amend or supplement any provision contained in the Indenture or in any supplemental indentures, provided that such amendment or supplement does not apply to any outstanding senior notes of such series issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

•	secure the senior notes of such series; or

•	establish the form or terms of the senior notes of such series as permitted by the Indenture; or

•	add or release any Subsidiary Guarantor as required or permitted by the Indenture; or

•	evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior notes of such series under the Indenture and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee under the Indenture; or

•	if allowed without penalty under applicable laws and regulations, permit payment in the United States of principal, premium, if any, or interest, if any, on bearer securities or coupons, if any; or

•

cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency, or conform the Indenture or the senior notes of such series to any provision of the description thereof set forth in the prospectus, as supplemented as of the time of sale, under which such senior notes were sold; or

•	make any other change that does not adversely affect the rights of any holder; or

•

make any change to comply with the Trust Indenture Act or any amendment thereof, or any requirement of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act or any amendment thereof.

With the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes of a particular series affected by such supplemental indenture, we, the Subsidiary Guarantors and the Trustee may enter into supplemental indentures other than those described in the immediately preceding paragraph to add provisions to, or change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the holders of the senior notes of such series so affected. However, we need the consent of the holder of each outstanding senior note of a particular series affected in order to:

•

change the stated maturity of the principal of or premium, if any, on or of any installment of principal of or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any senior note of such series; or

•

reduce the principal amount of, or any installment of principal of, or premium, if any, or interest, if any, on, or any additional amounts payable with respect to, any senior note of such series or the rate of interest on any senior note of such series; or

•

reduce the amount of premium, if any, payable upon redemption of any senior note of such series or the purchase by us of any senior note of such series at the option of the holder of such senior note; or

•	change the manner in which the amount of any principal of or premium, if any, or interest on or additional amounts, if any, with respect to, any senior note of such series is determined; or

•	reduce the amount of the principal of any original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity thereof; or

•	change the currency in which any senior note of such series or any premium or the interest thereon or additional amounts, if any, with respect thereto, is payable; or

•

change the index, securities or commodities with reference to which or the formula by which the amount of principal of or any premium or the interest on any senior note of such series is determined; or

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or on or after the redemption date or on or after the purchase date, as the case may be); or

•	except as provided in the Indenture, release the guarantee of any Subsidiary Guarantor with respect to such series of senior notes; or

•

reduce the percentage in principal amount of the outstanding senior notes of such series, the consent of whose holders is required for any such supplemental indenture or for any waiver (of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences) provided for in the Indenture; or

•	change any obligation of FIS to maintain an office or agency in the places and for the purposes specified in the Indenture; or

•

make any change in the provision governing waiver of past defaults, except to increase the percentage in principal amount of the outstanding senior notes of such series, the holders of which may waive past defaults on behalf of holders of the senior notes of such series or make any change in the provision governing supplemental indentures that requires consent of holders of the senior notes of such series, except to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each outstanding senior note of such series affected thereby.

Governing law

The Indenture, the senior notes and the guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

Relationship with the trustee

The Trustee under the Indenture is The Bank of New York Mellon Trust Company, N.A. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the Trustee.

Book-entry delivery and form

The senior notes of each series will be issued in registered, global form in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Initially, each series of senior notes will be represented by one or more permanent global certificates (the “global senior notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global senior notes will be issued on the issue date only against payment in immediately available funds.

The global senior notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of Cede & Co. (DTC’s nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under “—Depositary procedures.”

Except as set forth below, the global senior notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global senior notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of book-entry notes for certificated notes.”

Transfers of beneficial interests in the global senior notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of

Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time.

Depositary procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and to facilitate the clearance and settlement of transactions in those securities among DTC’s participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to the procedures established by DTC:

•	upon deposit of the global senior notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global senior notes; and

•

ownership of such interests in the global senior notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global senior notes).

Investors in the global senior notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global senior notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global senior notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in the global senior notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global senior notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global senior notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global senior notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a global senior note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the senior notes, including the global senior notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes.

Consequently, neither we nor the Trustee nor any of our respective agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global senior notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global senior notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the senior notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global senior notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the senior notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global senior note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global senior notes and only in respect of such portion of the aggregate principal amount of the senior notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global senior notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of book-entry notes for certificated notes

The global senior notes of a series are exchangeable for certificated notes of such series in definitive, fully registered form without interest coupons only in the following limited circumstances:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global senior notes of such series and we fail to appoint a successor depositary within 90 days of receipt of such notice or (2) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days of our becoming aware of such cessation;

•	we notify the Trustee in writing that we have elected (subject to DTC’s procedures) to cause the issuance of certificated notes of such series under the Indenture; or

•	an Event of Default has occurred and is continuing with respect to such series of senior notes.

In all cases, certificated notes delivered in exchange for any global senior notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and paying agents

Payments on the global senior notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The Trustee will be designated as our paying agent for payments on the senior notes. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the senior notes will be given to DTC, as the registered holder of the global senior notes. In the event that the global senior notes are exchanged for notes in definitive form, notices to holders of the senior notes will be sent by overnight delivery service or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

Material U.S. federal income tax considerations

The following discussion summarizes material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the purchase, ownership and disposition of the senior notes. It is included herein for general information only and does not address all tax considerations that may be relevant to investors in light of their personal investment circumstances or that may be relevant to certain types of investors subject to special rules (for example, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are broker-dealers, traders in securities who elect the mark to market method of accounting for their securities, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors in partnerships or other pass-through entities or persons holding the senior notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction). The discussion set forth below is limited to initial investors who hold the senior notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and who purchase the senior notes for cash at the initial “issue price” (i.e., the first price to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the senior notes is sold for money). In addition, this discussion does not address the effect of federal alternative minimum tax, gift or estate tax laws, or any state, local or foreign tax laws. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, U.S. Treasury regulations thereunder and administrative rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in U.S. federal income tax considerations different from those discussed below.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the senior notes that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of source; or

•

a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the senior notes (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder for U.S. federal income tax purposes.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes owns any of the senior notes, the tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the person and the partnership or other entity treated as a partnership. Partnerships and other entities treated as partnerships for U.S. federal income tax purposes, and partners or other equity interest owners in such entities should consult their own tax advisors.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN OR HOLDER OF THE SENIOR NOTES. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.

U.S. holders

Payments of interest

We expect, and this discussion assumes, that the senior notes will not be issued with more than a de minimis amount of original issue discount, if any. As such, payments of stated interest on the senior notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, redemption or other taxable disposition of the senior notes

Upon the sale, redemption or other taxable disposition of senior notes, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount realized on such disposition and (2) such holder’s adjusted tax basis in the senior notes. A holder’s adjusted tax basis in the senior notes generally will equal the amount paid for the senior notes less any principal payments received by such holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the senior notes for more than one year at the time of such disposition. A U.S. Holder that is an individual may be entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. Notwithstanding the foregoing, any amounts realized in connection with a sale, redemption or other taxable disposition with respect to accrued interest not previously includible in income will be treated as ordinary interest income.

Contingent payments

In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the senior notes upon the redemption of the senior notes. Our obligation to make additional payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position, and this discussion assumes, that the senior notes should not be treated as contingent payment debt instruments because of these payments. If we become obligated to pay you additional amounts on redemption of the senior notes, then we intend to take the position that such amounts will be treated as additional proceeds and taxable as described above under “—U.S. holders—Sale, redemption or other taxable disposition of the senior notes.” Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder’s method of account for U.S. federal income tax purposes. If the IRS successfully challenges this position and the senior notes are treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the stated interest rate and to treat any gain recognized on the sale or other disposition of a senior note as ordinary income rather than capital gain. Purchasers of senior notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Information reporting and backup withholding tax

Payments of interest on, or the proceeds of the sale or other disposition of, the senior notes will be subject to information reporting to the Internal Revenue Service (the “IRS”) on IRS Form 1099 unless the U.S. Holder is an exempt recipient such as certain corporations and may be subject to U.S. federal backup withholding tax at a rate of 28% if the recipient of the payment fails to supply an accurate taxpayer identification number on IRS Form W-9 or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Backup withholding does not represent an additional income tax. Any amount withheld under the backup withholding rules will be reported on IRS Form 1099 and is allowable as a credit against the holder’s U.S. federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. holders

Payments of interest

Subject to the discussion of backup withholding and FATCA (as defined below) withholding below, payments of interest on the senior notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax; provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the Non-U.S. Holder is not (a) a controlled foreign corporation that is related to us through actual or deemed stock ownership or (b) a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (4) the Non-U.S. Holder either (a) provides its name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code or (b) holds the senior notes through certain foreign intermediaries and the intermediary and the Non-U.S. Holder satisfy the certification or documentation requirements of applicable U.S. Treasury regulations.

If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless such Non-U.S. Holder timely provides the withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W¬8ECI (or other applicable form) certifying that interest paid on the senior notes is not subject to U.S. federal withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States. If interest on the senior notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. federal withholding tax so long as the relevant Non-U.S. Holder timely provides the withholding agent with the appropriate documentation.

Sale, redemption or other taxable disposition of the senior notes

Subject to the discussion of backup withholding and FATCA withholding below, any gain realized by a Non-U.S. Holder on the sale, redemption or other taxable disposition of the senior notes generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above) or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder will be subject to a tax, currently at a rate of 30%, on the excess, if any, of such gain plus all other U.S source capital gains recognized during the same taxable year over the Non-U.S. Holder’s U.S. source capital losses recognized during such taxable year.

Information reporting and backup withholding tax

Generally, the amount of interest paid on the senior notes and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to Non-U.S. Holders. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to interest payments on the senior notes provided that the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person as defined under the Code, and such holder has provided the certification described above under heading “—Payments of interest.” Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale (including retirement or redemption) of the senior notes within the United States or conducted through certain United States-related persons, unless the Non-U.S. Holder certifies under penalty of perjury that such holder is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code) or another exemption is otherwise established.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

FATCA legislation affecting taxation of senior notes held by or through foreign entities

Pursuant to the Sections 1471 through 1472 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), if there is a “material modification” of the senior notes after June 30, 2014, we may thereafter be required to withhold U.S. tax at the rate of 30% on payments of interest made after that date, or on the gross proceeds from the sale or other taxable disposition of the notes on or after January 1, 2017, made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Non-U.S. Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the senior notes.

Underwriting (conflicts of interest)

Subject to the terms and conditions in the underwriting agreement among us, the guarantors and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of senior notes that appears opposite its name in the table below:

Underwriter	Principal amount of 2017 notes	Principal amount of 2024 notes

Citigroup Global Markets Inc.	$52,500,000	$122,500,000

J.P. Morgan Securities LLC	52,500,000	122,500,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	52,500,000	122,500,000

HSBC Securities (USA) Inc.	22,500,000	52,500,000

Mitsubishi UFJ Securities (USA), Inc.	22,500,000	52,500,000

RBS Securities Inc.	22,500,000	52,500,000

Wells Fargo Securities, LLC	22,500,000	52,500,000

Barclays Capital Inc.	7,500,000	17,500,000

BNP Paribas Securities Corp.	7,500,000	17,500,000

Credit Agricole Securities (USA) Inc.	7,500,000	17,500,000

PNC Capital Markets LLC	7,500,000	17,500,000

Regions Securities LLC	7,500,000	17,500,000

SunTrust Robinson Humphrey, Inc.	7,500,000	17,500,000

U.S. Bancorp Investments, Inc.	7,500,000	17,500,000

Total	$300,000,000	$700,000,000

The underwriters are offering the senior notes subject to their acceptance of the senior notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the senior notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the senior notes offered by this prospectus supplement if any such senior notes are taken.

The underwriters initially propose to offer the senior notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the senior notes to selected dealers at the public offering price minus a concession of up to 0.25% and 0.40% of the principal amount of the 2017 notes and 2024 notes, respectively. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.20% and 0.25% of the principal amount of the 2017 notes and the 2024 notes, respectively, to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell senior notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of senior notes:

Paid by us

Per 2017 note	0.450%

Total for 2017 notes	$1,350,000

Per 2024 note	0.650%

Total for 2024 notes	$4,550,000

Total	$5,900,000

In the underwriting agreement, we have agreed that:

•	We will pay our expenses related to the offering (excluding the Underwriters’ discount), which we estimate will be $3.0 million.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The senior notes are a new issue of securities, and there is currently no established trading market for the senior notes. We do not intend to apply for the senior notes to be listed on any securities exchange or to arrange for the senior notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the senior notes, but they are not obligated to do so. The underwriters may discontinue any market making in the senior notes at any time in their sole discretion. Accordingly, an active public trading market for the senior notes may not develop, and the market price and liquidity of the senior notes may be adversely affected.

In connection with the offering of the senior notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the senior notes in the open market for the purpose of pegging, fixing or maintaining the price of the senior notes. Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the senior notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Conflicts of interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. Affiliates of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., PNC Capital Markets LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc., and U.S. Bancorp Investments, Inc. currently serve as lenders and/or agents under our amended senior credit facility and our Term Loan A-4. Wells Fargo Securities, LLC also holds a portion of our 7.875% senior notes due 2020. Consequently, these underwriters or their affiliates will receive a portion of the net proceeds of this offering that are used to repay amounts outstanding under our revolving credit facility, our Term Loan A-4 and 7.875% senior notes due 2020.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby.

The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We expect to deliver the 2017 notes and the 2024 notes against payment for such notes on the fifth business day following the date of the pricing of such notes (“T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2017 notes or the 2024 notes on the date of pricing will be required, by virtue of the fact that such notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Selling restrictions

European economic area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of senior notes to the public in that Relevant Member State other than:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to containing the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of senior notes to the public” in relation to any senior notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe the senior notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC, and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FMSA)) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21 (1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

Hong Kong

This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The senior notes will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the senior notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the senior notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the senior notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia

No prospectus, prospectus supplement, disclosure document, offering material or advertisement in relation to the senior notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of senior notes within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement, the accompanying prospectus or any other prospectus, disclosure document, offering material or advertisement relating to the senior notes in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Korea

This prospectus supplement and the accompanying prospectus should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the senior notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus and the accompanying prospectus to acquire the senior notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The senior notes have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the senior notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the senior notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold senior notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold senior notes.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain our SEC filings from the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed under Item 9.01 of such form that are related to such items):

•	our annual report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2014; and

•	our current reports on Form 8-K filed on February 4, 2014 (with respect to the information therein appearing under Item 8.01 only) and March 31, 2014.

You may request a copy of these filings, at no cost, by writing to or telephoning us at:

Corporate Secretary

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6000

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front cover of the respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Legal matters

The validity of the senior notes offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters relating to (i) California, Tennessee, Florida and Georgia law will be passed upon for us by Nelson, Mullins, Riley & Scarborough LLP, (ii) Nevada and Wisconsin law will be passed upon for us by Quarles & Brady LLP, (iii) Minnesota law will be passed upon for us by Moss & Barnett P.A, (iv) Arkansas law will be passed upon for us by Baxter & Jewell, P.A, (v) Pennsylvania law will be passed upon for us by Montgomery, McCracken, Walker & Rhoads, LLP and (vi) Oklahoma law will be passed upon for us by Phillips Murrah P.C. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

Experts

The consolidated financial statements of Fidelity National Information Services, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

FIDELITY NATIONAL INFORMATION SERVICES, INC.

COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES,

DEBT SECURITIES, GUARANTEES, WARRANTS, PURCHASE CONTRACTS AND UNITS

Fidelity National Information Services, Inc. may from time to time in one or more offerings offer and sell shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of preferred stock or debt securities, senior or subordinated debt securities (which may be guaranteed by certain of our subsidiaries), warrants, purchase contracts and units.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, carefully before you make your investment decision.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

In addition, shareholders of ours (each a “selling shareholder”) may offer and sell our common stock from time to time in one or more offerings. We will describe the specific terms and manner of such offerings in a prospectus supplement, which will also provide information about the selling shareholders and the number of shares that may be sold. We will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Our common stock is listed on the New York Stock Exchange under the trading symbol “FIS.” Other than for our common stock, there is no market for the other securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 5, 2013

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FIS,” “we,” “our,” “ours,” or “us” refer to Fidelity National Information Services, Inc., together with its subsidiaries.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may issue any combination of securities described in this prospectus from time to time and in an unlimited amount. This prospectus provides you with a general description of the securities we may offer. Each time we or a selling shareholder sells securities, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any accompanying prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective documents. Our business, financial condition, results of operations and prospects may have changed since such date.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act” and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act” including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, the future financial and operating results of FIS. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

•

changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•

the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•

failures to adapt our services and products to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such events;

•

the reaction of our current and potential customers to the regulatory letter we received about information security, risk management and internal audit following the security breach we experienced in early 2011 and to any other communications about such topics from our regulators or from us;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed elsewhere in this document and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We assume no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should carefully consider the possibility that actual results may differ materially from forward-looking statements in or incorporated into this prospectus or any related prospectus supplement.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

We are a leading global provider of banking and payments technologies. With a long history deeply rooted in the financial services sector, we serve more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Florida, we employ more than 35,000 people worldwide and hold leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. We topped the 2012 and 2011 FinTech 100 list and we are a member of the Fortune 500 U.S. and of Standard and Poor’s (S&P) 500 Index.

Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204 and our telephone number is (904) 438-6000.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, the financing of future acquisitions and the repayment or refinancing of outstanding indebtedness. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any proceeds from the sale of securities by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2012.

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges(1)	4.0	3.2	3.6	1.9	1.9

(1)	In calculating the ratio of earnings to fixed charges, earnings are the sum of earnings from continuing operations before income taxes and equity in earnings (losses) of unconsolidated entities plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges include interest expense, capitalized interest and amortization of debt issue costs, as well as the imputed interest component of rental expense. There is no preferred stock outstanding as of the date of this prospectus, and we have paid no preferred dividends to date; accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

The following description of select provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the Georgia law is necessarily general and does not purport to be complete.

This summary is qualified in its entirety by reference in each case to the applicable provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and to the provisions of the Georgia Business Corporation Code. We have incorporated by reference our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws as exhibits to the registration statement of which this prospectus forms a part.

General

Stock Outstanding. As of February 28, 2013, our authorized capital stock consisted of 800,000,000 shares, of which 600,000,000 are designated “Common Stock” and have a par value of $.01 per share, and 200,000,000 shares are designated “Preferred Stock” and have a par value of $.01 per share. As of January 31, 2013, 294,489,305 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to receive dividends that may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of FIS legally available for the payment of dividends. Holders of our Common Stock have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote. Upon the voluntary or involuntary dissolution of FIS, the net assets of FIS available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with the number of shares of Common Stock held by them. The rights and privileges of holders of our Common Stock are subject to the rights and preferences of the holders of any series of Preferred Stock that we may issue in the future, as described below.

Preferred Stock

The Preferred Stock may be issued from time to time by the board of directors as shares of one or more series. The number of shares of each series of Preferred Stock, and the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of or on such shares shall be as fixed and determined by the board of directors prior to the issuance of any such shares, in the manner provided by law. The authority of the board of directors with respect to each series of the Preferred Stock shall include, without limiting the generality of the foregoing, the establishment of any or all of the voting powers, preferences, designations, rights, qualifications, limitations and restrictions described in Section 14-2-601(d) of the Georgia Business Corporation Code and any others determined by the board of directors, any of which may be different from or the same as those of any other class or series of FIS’s shares.

The board of directors is expressly authorized at any time to adopt resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and at any time and from time to time to file articles of amendment which are effective without shareholder action to increase or decrease the number of shares included in any series of Preferred Stock (but not to decrease the number of shares in any series below the number of shares then issued), to eliminate the series where no shares are issued, or to set or change in any one or more respects the voting powers, preferences, designations, rights, qualifications, limitations or restrictions relating to the shares of the series, except as otherwise provided by law or in the articles of amendment establishing any such series.

Anti-Takeover Effects of Certain Provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Georgia law

A number of provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws deal with matters of corporate governance and the rights of stockholders. The following discussion is a general summary of select provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and certain Georgia law that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interest or in which stockholders may be offered a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions also render the removal of the incumbent board of directors or management more difficult.

Common Stock. Our unissued shares of authorized Common Stock will be available for future issuance without additional stockholder approval. While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock. The existence of authorized but unissued Preferred Stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of the Preferred Stock to parties that might oppose such a takeover bid or issue shares of the Preferred Stock containing terms the potential acquiror may find unattractive. This ability may have the effect of delaying or preventing a change of control, may discourage bids for our Common Stock at a premium over the market price of our Common Stock, and may adversely affect the market price of, and the voting and the other rights of the holders of, our Common Stock.

Classified Board of Directors and Related Provisions. Our Amended and Restated Articles of Incorporation currently provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. This classified board provision would prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. However, our Amended and Restated Articles of Incorporation were amended in 2012 to phase out the staggered board, with such change to be fully effective by the time of our annual meeting of shareholders in 2015.

Our Amended and Restated Articles of Incorporation provide that the number of directors is to be set by resolution of our board of directors, from time to time. If the number of directors is increased or decreased, the increase or decrease will be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class, provided, however, that no decrease in the number of directors in a class will shorten the term of an incumbent director. Any additional director elected to fill a vacancy resulting from an increase in the size of our board will hold office for a term that coincides with the remaining term of the class to which such director is elected, with certain exceptions.

Our Amended and Restated Articles of Incorporation provide that any vacancy on our board that results from an increase in the number of directors, or from the death, resignation, retirement, disqualification, or removal from office of any director, will be filled by a majority of the remaining members of our board, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from the death, resignation, retirement, disqualification, or removal from office of a director will have the same remaining term as his or her predecessor. Accordingly, our board can prevent any shareholder from enlarging our board and filling the new directorships with that shareholder’s own nominees.

Special Meetings of Shareholders. Our Amended and Restated Bylaws provide that special meetings may be called by the chairman of our board of directors, the vice chairman, our chief executive officer, our president, our board of directors by vote at a meeting, a majority of our directors in writing without a meeting, or by unanimous call of our shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominees. Our Amended and Restated Bylaws provide that, if one of our shareholders desires to submit a proposal or nominate persons for election as directors at an annual stockholders’ meeting, the shareholder’s written notice must be received by us not less than 120 days prior to the anniversary date of the date that the proxy statement for the immediately preceding annual meeting of shareholders was released to shareholders. However, if no annual meeting of the shareholders was held in the previous year or if the date of the annual meeting of the shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be delivered to and received by us not later than the last to occur of (i) the date that is 150 days prior to the date of the contemplated annual meeting or (ii) the date that is 10 days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting. The notice must describe the proposal or nomination and set forth the name and address of, the stock held of record and beneficially by, the stockholder and other specified information. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our Amended and Restated Bylaws. The advance notice requirements regulating stockholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Other Constituencies

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of our company, our board, committees of our board, and individual directors, in addition to considering the effects of any action on FIS or its shareholders, is authorized under a provision of our Amended and Restated Articles of Incorporation to consider the interests of our employees, customers, suppliers, and creditors and the employees, customers, suppliers, and creditors of our subsidiaries, the communities in which our offices or other establishments are located, and all other factors the directors consider pertinent. This provision permits our board to consider numerous judgmental or subjective factors affecting a proposal for a business combination, including some non-financial matters, and on the basis of these considerations, our board may be permitted to oppose a business combination or other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of our shareholders.

Amendment of Our Articles

Under the Georgia Business Corporation Code in general, and except as otherwise provided by our articles of incorporation, amendments to our Amended and Restated Articles of Incorporation must be recommended to the shareholders by our board and approved at a properly called shareholder meeting by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment. Our articles of incorporation require the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, to make, alter, amend, change, add to, or repeal any provision of, our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws where such creation, alteration, amendment, change, addition, or repeal would be inconsistent with the provisions of our articles relating to:

•	the number of members of our board;

•	the classification of our board into classes of directors with staggered terms;

•	the filling of vacancies on our board; or

•	the ability of our board of directors to adopt amendments to our Amended and Restated Bylaws.

Notwithstanding the foregoing, this two-thirds vote is not required for any alteration, amendment, change, addition, or repeal recommended by a majority of our board.

Amendment of Our Bylaws

Under the Georgia Business Corporation Code in general, and subject to our articles of incorporation and the requirements of the business combination and fair price provisions described below, our bylaws may be altered, amended, or repealed by our board or by the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and actually voted on such matter.

Anti-Takeover Legislation—Georgia Law

We are covered by two provisions of the Georgia Business Corporation Code, or Georgia Code, that restrict business combinations with interested shareholders: the business combination provision and the fair price provision. These provisions do not apply to a Georgia corporation unless its bylaws specifically make the statute applicable, and once adopted, in addition to any other vote required by the corporation’s articles of incorporation or bylaws to amend the bylaws, such a bylaw may be repealed only by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by the voting shares of such corporation, other than shares beneficially owned by an interested shareholder and, with respect to the fair price provision, his, her, or its associates and affiliates

Interested Shareholders Transactions

The business combination provision of the Georgia Code generally prohibits Georgia corporations from entering into certain business combination transactions with any “interested shareholder,” generally defined as any person other than the corporation or its subsidiaries beneficially owning at least 10% of the outstanding voting stock of the corporation, for a period of five years from the date that person became an interested shareholder, unless:

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prior to that shareholder becoming an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction by which the shareholder became an interested shareholder;

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in the transaction in which the shareholder became an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the voting stock outstanding, excluding, for purposes of determining the number of shares outstanding, “Insider Shares,” as defined below, at the time the transaction commenced; or

•

subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting shares, excluding, for purposes of determining the number of shares outstanding, Insider Shares, and the transaction was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from such vote, Insider Shares and voting stock beneficially owned by the interested shareholder.

For purposes of this provision, Insider Shares refers generally to shares owned by:

•	persons who are directors or officers of the corporation, their affiliates, or associates;

•	subsidiaries of the corporation; and

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any employee stock plan under which participants do not have the right, as determined exclusively by reference to the terms of such plan and any trust which is part of such plan, to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer.

A Georgia corporation’s bylaws must specify that all requirements of this provision apply to the corporation in order for this provision to apply. Our Amended and Restated Bylaws contain a provision stating that all requirements of this provision, and any successor provision, apply to us.

Fair Price Requirements

The fair price provision of the Georgia Business Corporation Code imposes certain requirements on business combinations of a Georgia corporation with any person who is an “interested shareholder” of that corporation. In addition to any vote otherwise required by law or the corporation’s articles of incorporation, under the fair price provision, business combinations with an interested shareholder must meet one of the three following criteria designed to protect a corporation’s minority shareholders:

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the transaction must be unanimously approved by the “continuing directors” of the corporation, generally directors who served prior to the time an interested shareholder acquired 10% ownership and who are unaffiliated with such interested shareholder, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval;

•

the transaction must be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination; or

•	the terms of the transaction must meet specified fair pricing criteria and certain other tests.

A Georgia corporation’s bylaws must specify that all requirements of the fair price provision apply to the corporation in order for the fair price provision to apply. Our Amended and Restated Bylaws contain a provision stating that all requirements of the fair price provision, and any successor provisions thereto, apply to us.

Removal of Directors

The Georgia Business Corporation Code also contains a provision commonly referred to as the removal provision, which among other things, limits the ability of shareholders of a Georgia corporation to remove its directors if they serve staggered terms. The removal provision generally provides that:

•	directors having staggered terms may be removed only for “cause,” unless the corporation’s articles of incorporation or a bylaw provision adopted by the corporation’s shareholders provides otherwise;

•	directors may be removed only by a majority vote of the shares entitled to vote for the removal of directors; and

•

a director may be removed by a corporation’s shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that purpose, or one of the purposes, of the meeting is removal of the director.

Neither our Amended and Restated Articles of Incorporation nor our Amended and Restated Bylaws contain a provision permitting the removal of our directors other than for cause. Accordingly, until our staggered board is eliminated in 2015 as described above, the removal provision could have the effect of restricting the ability of our shareholders to remove incumbent directors and fill the vacancies created by such removal with their own nominees.

Limitations on Director Liability

Under the provisions of the Amended and Restated Articles of Incorporation, no director shall have any liability to us or to our shareholders for monetary damages for any action taken, or failure to take any action, as a director, except for: (1) any appropriation of any business opportunity of ours in violation of the director’s duties; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code (relating to unlawful dividends and other distributions); or (4) any transaction from which the director received an improper personal benefit.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer fractional interests in debt securities or fractional shares of preferred stock. We may issue fractional interests in debt securities or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities or shares of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•

if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•

there has been a final distribution in respect of the preferred stock, including in connection with the liquidation, dissolution or winding-up of FIS, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1 billion.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be. Neither we nor the depositary will be liable under the deposit agreement to you other than for gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under a “Senior Indenture” to be entered into between Fidelity National Information Systems, Inc., certain of our subsidiaries that may guarantee the securities and The Bank of New York Mellon Trust Company, N.A. and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into with The Bank of New York Mellon Trust Company, N.A. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures” and each individually as an “Indenture.”

The Senior Indenture and form of Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be unsecured obligations of ours. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent described in the applicable prospectus supplement.

Because we are a holding company that conducts our operations through our subsidiaries, holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, and guarantee holders, except to the extent our subsidiaries guarantee the debt securities. As of December 31, 2012, our subsidiaries had approximately $2,265,300,000 of total liabilities that were reflected on our consolidated balance sheet. Moreover, our ability to pay principal and interest on the debt securities is, to a large extent, dependent upon our receiving dividends, interest or other amounts from our subsidiaries.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under them from time to time in one or more series. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include, among other things, some or all of the following:

•	the title of the debt securities, including CUSIP numbers, and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable Indenture;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable or the method of determination thereof;

•	the rate or rates (which may be fixed, variable or zero) at which the debt securities will bear interest, if any, or the method of calculating such rate or rates of interest;

•	the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

•	the dates on which interest will be payable and with respect to registered securities, the regular record date for the interest payable on any interest payment date;

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the place or places where, and the manner in which, the principal of, premium, if any, and interest on the debt securities will be payable, and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the period or periods within which, the price or prices at which, the currency (if other than United States dollars) in which, and the other terms and conditions upon which, the debt securities may be redeemed;

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our obligation, if any, to redeem or purchase debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of holders of the debt securities and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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if other than denominations of $1,000 and any integral multiple thereof, if registered securities, and if other than the denomination of $5,000, if bearer securities, the denominations in which debt securities will be issuable;

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if other than United States dollars, the currency for which the debt securities may be purchased or in which the debt securities will be denominated and/or the currency in which the principal of, premium, if any, and interest, if any, on the debt securities will be payable and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of the applicable Indenture;

•

if the amount of payments of principal of, or premium, if any, or interest, if any, on the debt securities will be determined with reference to an index, formula or other method based on a currency or currencies, the index, formula or other method by which such amount will be determined;

•

if the amount of payments of principal of, premium, if any, or interest, if any, on the debt securities will be determined with reference to an index, formula or other method based on the prices of securities or commodities, with reference to changes in the prices of securities or commodities or otherwise by application of a formula, the index, formula or other method by which such amount will be determined;

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if other than the entire principal amount thereof, the portion of the principal amount of such debt securities which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

•	the person to whom any interest on any registered debt securities will be payable and the manner in which, or the person to whom, any interest on any bearer debt securities will be payable;

•	provisions, if any, granting special rights to the holders of debt securities upon the occurrence of specified events;

•	any addition to or modification or deletion of any Events of Default or any covenants of FIS pertaining to the debt securities;

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under what circumstances, if any, we will pay additional amounts on the debt securities held by a person who is not a U.S. Person in respect of taxes, assessments or similar governmental charges withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether debt securities will be issuable as registered securities or bearer securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of bearer securities, and the terms upon which bearer securities of a series may be exchanged for registered securities of the same series and vice versa;

•	the date as of which any bearer securities and any temporary global security representing outstanding debt securities will be dated if other than the date of original issuance;

•	whether any of our subsidiaries will provide guarantees of the debt securities;

•	whether the provisions described below relating to defeasance and covenant defeasance will be applicable to the debt securities of such series;

•	if other than the trustee, the identity of the registrar and any paying agent;

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if the debt securities will be issued in whole or in part in global form, (i) the depository for such global securities, (ii) whether beneficial owners of interests in any debt securities in global form may exchange such interests for certificated debt securities of like tenor of any authorized form and denomination, and (iii) the circumstances under which any such exchange may occur; and

•	any other terms of the debt securities and any deletions from or modifications or additions to the applicable Indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued only in registered form without coupons or in the form of one or more global securities. Unless otherwise specified in the applicable prospectus supplement, bearer securities will have interest coupons attached.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subsidiary Guarantors

Each of our wholly owned domestic subsidiaries that guarantees our obligations under the Credit Agreement (as defined below) will initially be a party to the Senior Indenture. If so specified in the applicable prospectus supplement, some or all of such subsidiaries (each, a “Subsidiary Guarantor”) will guarantee the senior debt securities of a series. Unless otherwise specified, these guarantees will be senior obligations of each Subsidiary Guarantor and will rank equal with all existing and future senior Debt (as defined below) of such Subsidiary Guarantor and senior to all subordinated Debt of such Subsidiary Guarantor. The guarantees will be effectively subordinated to any secured Debt of such Subsidiary Guarantor to the extent of the assets securing such Debt. The guarantees will be full and unconditional, provided that the Senior Indenture provides that the obligations of a Subsidiary Guarantor under its applicable guarantee will be limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under the guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. By virtue of this limitation, a Subsidiary Guarantor’s obligations under its guarantee could be significantly less than amounts payable with respect to the debt securities of a series, or a Subsidiary Guarantor may have effectively no obligation under its guarantee.

If so specified in the applicable prospectus supplement, after the initial issuance of senior debt securities of a series, we will cause each new wholly-owned domestic subsidiary of ours that incurs any Debt under our Credit Facilities (as defined below) to become an additional Subsidiary Guarantor of such debt securities on the terms set forth above.

The guarantee of a Subsidiary Guarantor with respect to a series of senior debt securities will terminate and be discharged and of no further force and effect and the applicable Subsidiary Guarantor will be automatically and unconditionally released from all of its obligations thereunder:

(1) concurrently with any direct or indirect sale or other disposition (including by way of consolidation, merger or otherwise) of the Subsidiary Guarantor or the sale or disposition (including by way of consolidation, merger or otherwise) of all or substantially all the assets of the Subsidiary Guarantor (other than to FIS or a subsidiary);

(2) at any time that such Subsidiary Guarantor is released from all of its obligations (other than contingent indemnification obligations that may survive such release) under all of its guarantees of all Debt of FIS under the Credit Facilities except a discharge by or as a result of payment under such guarantee;

(3) upon the merger or consolidation of any Subsidiary Guarantor with and into FIS or a Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following or contemporaneously with the transfer of all of its assets to FIS or a subsidiary;

(4) upon the defeasance or discharge of the debt securities of such series, as provided in the Senior Indenture or upon satisfaction and discharge of the Senior Indenture; or

(5) upon the prior consent of the holders of all the debt securities of such series then outstanding.

Subordination

Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness. The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions.

In the event subordinated debt securities are issued pursuant to the Subordinated Indenture or any other subordinated indenture with a trustee which is also a trustee for senior debt securities pursuant to the Senior Indenture, the occurrence of any default under such subordinated indenture or such Senior Indenture could create a conflicting interest for the respective trustee under the Trust Indenture Act of 1939. If such default has not been cured or waived within 90 days after such trustee has or acquires a conflicting interest, such trustee generally is required by the Trust Indenture Act of 1939 to eliminate such conflicting interest or resign as trustee with respect to the debt securities issued under such Senior Indenture or such subordinated indenture. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens. We shall not, and shall not permit any of our subsidiaries to, create or assume any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance (“lien”) on any Principal Facility, or upon any stock or Debt of any subsidiary, to secure Debt unless the senior debt securities of each series then outstanding are, for so long as such Debt is so secured, secured by such lien equally and ratably with (or prior to) such Debt. However, this requirement does not apply to:

(1) liens existing on the date of the Senior Indenture;

(2) liens securing all or any portion of any Debt (x) pursuant to the Credit Agreement or (y) pursuant to any debt instrument or agreement (“Refinancing Debt”) that in whole or in part refinances, refunds, extends or renews the Credit Agreement or any Refinancing Debt;

(3) any lien for taxes or assessments or other governmental charges or levies not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on us and our subsidiaries taken as a whole;

(4) any warehousemen’s, materialmen’s, landlord’s or other similar liens arising by law for sums not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on us and our subsidiaries taken as a whole;

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or liens incidental to the conduct of the business of such person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of FIS and its subsidiaries taken as a whole or materially impair the operation of the business of FIS and its subsidiaries taken as a whole;

(6) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety, stay, customs, appeals, or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations incurred in the normal course of business consistent with industry practice (including, without limitation, those to secure health, safety and environmental obligations); (iii) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Internal Revenue Code in connection with a “plan” (as defined in ERISA); or (iv) arising in connection with any attachment unless such liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(7) liens on property or assets of a person existing at the time such person is acquired or merged with or into or consolidated with us or with a subsidiary, or becomes a subsidiary (and not created or incurred in anticipation of such transaction), provided that such liens are not extended to our property and assets or the property and assets of our subsidiaries, other than the property or assets acquired;

(8) liens securing Debt of a subsidiary owed to and held by us or by our subsidiaries;

(9) liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by liens referred to in clauses (1), (7), (11) and (12) hereof; provided that such liens do not extend to any other property or assets (other than improvements, accessions, or proceeds in respect thereof) and the principal amount of the obligations secured by such liens is not increased;

(10) liens upon specific items of inventory or other goods and proceeds of any person securing such person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(11) liens securing Debt incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such person; provided, however, that the lien may not extend to any other property owned by such person at the time the lien is incurred (other than assets and property affixed or appurtenant thereto and proceeds thereof), and the Debt (other than any interest thereon) secured by the lien may not be incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the lien;

(12) liens on property or assets existing at the time of the acquisition thereof;

(13) liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to our pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business or (C) relating to purchase orders and other agreements entered into with our customers in the ordinary course of business and (ii) (W) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (X) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (Y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (Z) of financial institutions funding the Vault Cash Operations in the cash provided by such institutions for such Vault Cash Operations;

(14) liens on the stock of a securitization vehicle incurred in connection with a securitization financing;

(15) liens pursuant to the terms and conditions of any contracts between us or any subsidiary and the U.S. government;

(16) liens arising in connection with our cash management practices;

(17) Settlement Liens; and

(18) liens not otherwise permitted under the Senior Indenture securing Debt in an aggregate principal amount that, together with the aggregate Attributable Value of property involved in sale and leaseback transactions permitted by clause (i) of “Limitation on Sale Leaseback Transactions” below and all other Debt then secured by liens permitted only pursuant to this clause (18), does not exceed 10% of our consolidated net worth.

Each lien, if any, granted, pursuant to the provisions described above, to secure any senior debt securities shall automatically and unconditionally be deemed to be released and discharged upon the release and discharge of the lien whose existence caused such securities to be required to be so secured. For purposes of determining compliance with this covenant, any lien need not be permitted solely by reference to one category of permitted liens but may be permitted in part by one provision and in part by one or more other provisions. In the event that a lien securing Debt or any portion thereof meets the criteria of more than one such provision, we shall divide and classify and may later re-divide and reclassify such lien in our sole discretion.

Limitation on Sale Leaseback Transactions. We may not sell or transfer, and will not permit any subsidiary to sell or transfer (except to us or one or more subsidiaries, or both), any Principal Facility owned by FIS or any subsidiary with the intention of taking back a lease on such facility longer than 36 months, unless (i) the sum of the aggregate Attributable Value of the property involved in sale and leaseback transactions not otherwise permitted plus the aggregate principal amount of Debt secured by all liens permitted only by clause (18) of “Limitation on Liens” above does not exceed 10% of our consolidated net worth; or (ii) within 365 days after such sale or transfer, we apply an amount equal to the greater of the net proceeds of the sale or the fair market value of the property sold to the purchase of real property or the retirement of debt securities or other long-term Debt.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not, in any transaction or series of related transactions, consolidate or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of FIS and its subsidiaries, taken as a whole, to, any person unless:

(1) the person formed by or surviving any such consolidation or merger (if other than FIS), or which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our assets, is a corporation, limited partnership, limited liability company or similar entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws;

(2) the person formed by or surviving any such consolidation or merger (if other than FIS), or which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our assets, expressly assumes by supplemental indenture the due and punctual payment of all amounts due in respect of the principal of and premium, if any, and interest on the debt securities of such series and the performance of all of our obligations under the debt securities and the Indentures; and

(3) immediately after giving effect to the transaction no default or Event of Default shall have occurred and be continuing.

We shall deliver to the trustee prior to the proposed transaction an officers’ certificate and an opinion of counsel each stating that the proposed transaction and such supplemental indenture comply with the applicable Indenture and that all conditions precedent to the consummation of the transaction under the applicable Indenture have been met.

If we consolidate or merge with or into any other corporation, limited partnership, limited liability company or similar entity or sell all or substantially all of our assets according to the terms and conditions of the Indentures, the resulting or acquiring entity will be substituted for us under the Indentures with the same effect as if it had been an original party to the Indentures. As a result, such successor corporation may exercise our rights and powers under the Indentures, in our name or its own name, and we will be released from all our liabilities and obligations under the Indentures and under the debt securities.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to debt securities of any series:

(1)	default in the payment of any interest on any debt security of such series when due and payable and continuance of such default for a period of 30 days;

(2)	default in the payment of any principal of or premium, if any, on any debt security of such series when due (whether at stated maturity, upon redemption, repurchase at the option of the holder or otherwise), or default in the making of any mandatory sinking fund payment;

(3)	default, but in the Subordinated Indenture only default in any material respect, in the performance, or breach, of any covenant or warranty with respect to any debt security of such series (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1) or (2) above), and the continuance of such default or breach for a period of 60 days after we receive written notice of such default or breach;

(4)

default in the payment by us, when due (after the expiration of any applicable grace period thereto), of an aggregate principal amount of Debt in respect of borrowed money (other than debt securities of such series) exceeding $300 million, or default which results in such Debt (other than debt securities of such series) in an aggregate principal amount exceeding $300 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or such Debt having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such Debt, within 15 days after receipt of written notice of such default or breach (which notice shall state that such notice is a “Notice of Default” under the Indenture) to us (by registered or certified mail) by the trustee or to us and the Trustee (in each case by registered or certified mail) by holders of at least 25% in aggregate principal amount of the outstanding securities of such series;

(5)	certain events of bankruptcy, insolvency or reorganization of FIS;

(6)	the denial or disaffirmance by any Subsidiary Guarantor of such Subsidiary Guarantor’s obligations under its guarantee, or the holding of any guarantee as being unenforceable or invalid in any judicial proceeding, or any guarantee ceasing to be in full force and effect, except as permitted under the Senior Indenture; and

(7)	any other event of default with respect to any debt security of such series including an event of default provided for in a supplemental indenture.

If an Event of Default with respect to any debt securities of any series outstanding under the Indentures occurs and is continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of all of the outstanding debt securities of such series may declare, by written notice to us (and if given by the holders, to the trustee), the principal of and accrued interest, if any, on all the debt securities of such series to be due and payable immediately; provided that, after such a declaration of acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, by written notice to the trustee, rescind or annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of or interest on, have been cured or waived as provided in the Indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series, by written notice to the trustee, may waive any past default or event of default with respect to that series except (i) a default or event of default in the payment of the principal of, or premium, if any, or interest on, any debt security of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured.

The trustee is not required to exercise any of the rights or powers vested in it by the applicable Indenture at the request or direction of any of the holders of debt securities of any series, unless the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any proceeding with respect to the Indentures or for the appointment of a receiver or trustee or for any other remedy unless (i) the holder has given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding shall have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee, (iii) the holders have offered to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in pursuing the remedy, (iv) the trustee has failed to institute any such proceedings for 60 days after its receipt of such request, and (v) during such 60 day period, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding have not given to the trustee a direction inconsistent with such written request. Such limitations do not apply, however, to a suit instituted by a holder of a debt security of any series directly (as opposed to through the trustee) for enforcement of payment of principal of, and premium, if any, or interest on such debt security of any series on or after the respective due dates expressed or provided for therein.

Each year, we will either certify to the relevant trustee that we are not in default of any of our obligations under the applicable Indenture or we will notify the relevant trustee of any default that exists under the applicable Indenture. In addition, we have agreed to deliver to the trustee, promptly after we become aware of the occurrence of a default or an event of default of the character specified in the fourth bullet point under the caption “Events of Default, Notice and Waiver” above, written notice of the occurrence of such default or event of default.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in the applicable prospectus supplement, we and, if applicable, each Subsidiary Guarantor, may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or government obligations (as defined in either Indenture) or a combination thereof, as trust funds in an amount certified to be sufficient to pay and discharge when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest, if any, on such debt securities and any mandatory sinking fund payments applicable to such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, we may elect, at our option, either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee of money and/or government obligations in sufficient quantity that will provide money in an amount sufficient to pay the principal of and any premium or interest on such debt securities to maturity or redemption and any mandatory sinking fund payments thereon.

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modification of the Indentures

Under the Indentures, we, our Subsidiary Guarantors, if applicable, and the applicable trustee, at any time and from time to time, may enter into supplemental indentures without the consent of any holders of debt securities to:

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evidence the succession of another person to FIS or any Subsidiary Guarantor and the assumption by any such successor of the covenants of FIS or of such Subsidiary Guarantor in the Indentures and in the debt securities; or

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add to the covenants of FIS or of any Subsidiary Guarantor for the benefit of the holders of all or any series of debt securities or surrender any right or power conferred upon FIS or such Subsidiary Guarantor in the Indentures or in the debt securities; or

•	add any additional Events of Default with respect to all or any series of debt securities; or

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add to or change any of the provisions of the Indentures to such extent as shall be necessary to facilitate the issuance of bearer securities or to facilitate the issuance of debt securities in global form; or

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amend or supplement any provision contained in the Indentures or in any supplemental indentures, provided that such amendment or supplement does not apply to any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

•	secure the debt securities; or

•	establish the form or terms of debt securities of any series as permitted by the Indentures; or

•	add or release a Subsidiary Guarantor as required or permitted by the Indentures;

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evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series under the Indentures and add to or change any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee under the Indentures; or

•	if allowed without penalty under applicable laws and regulations, permit payment in the United States of principal, premium, if any, or interest, if any, on bearer securities or coupons, if any; or

•

cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency, or conform the Indentures or the debt securities of a series to any provision of the description thereof set forth in the final prospectus, offering memorandum or other offering document, as supplemented as of the time of sale, under which such debt securities were sold; or

•	make any other change that does not adversely affect the rights of any holder; or

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make any change to comply with the Trust Indenture Act of 1939 or any amendment thereof, or any requirement of the Securities and Exchange Commission in connection with the qualification of the Indentures under the Trust Indenture Act of 1939 or any amendment thereof.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such supplemental indenture, we, the Subsidiary Guarantors, if applicable, and the applicable trustee may enter into supplemental indentures to add provisions to, or change or eliminate any provisions of either Indenture or any supplemental indenture or to modify the rights of the holders of the debt securities of each series so affected. However, we need the consent of the holder of each outstanding debt security affected in order to:

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change the stated maturity of the principal of or premium, if any, on or of any installment of principal of or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any debt security; or

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reduce the principal amount of, or any installment of principal of, or premium, if any, or interest, if any, on, or any additional amounts payable with respect to, any debt security or the rate of interest on any debt security; or

•	reduce the amount of premium, if any, payable upon redemption of any debt security or the repurchase by us of any debt security at the option of the holder of such debt security; or

•	change the manner in which the amount of any principal of or premium, if any, or interest on or additional amounts, if any, with respect to, any debt security is determined; or

•	reduce the amount of the principal of any original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity thereof; or

•	change the currency in which any debt securities or any premium or the interest thereon or additional amounts, if any, with respect thereto, is payable; or

•	change the index, securities or commodities with reference to which or the formula by which the amount of principal of or any premium or the interest on any debt security is determined; or

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or on or after the redemption date or on or after the repurchase date, as the case may be); or

•	except as provided in the Indenture, release the guarantee of a Subsidiary Guarantor; or

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reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or for any waiver (of compliance with certain provisions of the applicable Indenture or certain defaults under the applicable Indenture and their consequences) provided for in the applicable Indenture; or

•	change any obligation of FIS to maintain an office or agency in the places and for the purposes specified in the Indentures; or

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make any change in the provision governing waiver of past defaults, except to increase the percentage in principal amount of the outstanding debt securities of any series, the holders of which may waive past defaults on behalf of holders of all debt securities of such series, or make any change in the provision governing supplemental indentures that require consent of holders of debt securities, except to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby.

Governing Law

The Indentures, the debt securities and the guarantees, if any, will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under the Indentures is The Bank of New York Mellon Trust Company, N.A. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Definitions

Set forth below is a summary of certain of the defined terms used in the foregoing provisions. Reference is made to the Indentures for the full definition of all such terms, as well as any other terms used above for which no definition is provided.

“Attributable Value” in respect of any sale and leaseback transaction means, as of the time of determination, the lesser of (i) the sale price of the Principal Facility involved in such transaction and (ii) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease involved in such transaction (including any period for which the lease has been extended).

“Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of March 30, 2012 among the Company, the guarantors thereunder, J.P. Morgan Chase Bank, N.A., as administrative agent, and various financial institutions and other Persons from time to time parties thereto, as amended, supplemented, or modified from time to time.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means, in respect of any person, (a) all indebtedness in respect of borrowed money, (b) all obligations of such person evidenced by bonds, notes, debentures or similar instruments and (c) the indebtedness of any other persons of the foregoing types to the extent guaranteed by such person; but only, for each of clauses (a) through (c), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person prepared in accordance with GAAP (but not including contingent liabilities which appear only in a footnote to a balance sheet).

“Principal Facility” means the real property, fixtures, machinery and equipment relating to any facility owned by us or any subsidiary, except for any facility that, in the opinion of our board of directors, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“Settlement Lien” means any lien relating to any transfer of cash or other property by means of any paper-based or electronic payment, transfer or charge transaction for which a person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Vault Cash Operations” means the vault cash or other arrangements pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by us or our subsidiaries at customer locations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

Unless otherwise specified in the applicable prospectus supplement, a warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

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The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

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The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

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The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement.

If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

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Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

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The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

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The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

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The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to be received by us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents designated by us, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms, and their control persons, may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our Common Stock which is listed on the New York Stock Exchange. Any Common Stock sold will be listed on the New York Stock Exchange, upon official notice of issuance, unless stated otherwise in the applicable prospectus supplement. The securities, other than the Common Stock, may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The applicable prospectus supplement will describe the plan of distribution with regard to any shares to be sold by selling shareholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain our SEC filings from the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information in such documents that is not deemed to be filed) and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of the securities covered by this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 19, 2012;

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our current reports on Form 8-K, filed with the SEC on April 5, 2012, June 4, 2012, December 10, 2012, January 11, 2013 and (with respect to the information therein appearing under Item 8.01 only) February 12, 2013; and

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the description of the our Common Stock, par value $.01 per share, included in our registration statement on Form 10, as amended, filed with the SEC on April 3, 2001 under the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at:

Corporate Secretary

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6000

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

Certain matters with respect to the validity of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York and certain matters with respect to Georgia law will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia. Additional legal matters may be passed on for us and for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Fidelity National Information Services, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.